Exhibit 2.1

                   -------------------------------------




                          STOCK PURCHASE AGREEMENT




                                  between




                           ADVANCE PARADIGM, INC.


                                    and


                            RITE AID CORPORATION






                         Dated as of July 11, 2000

                   -------------------------------------








                          Table of Contents

                                                                   Page

                                 ARTICLE I
                SALE AND PURCHASE OF SHARES; PURCHASE PRICE

      Section 1.1   Company Shares....................................1
      Section 1.2   Purchase Price....................................1
      Section 1.3   Closing...........................................2
      Section 1.4   Deliveries by the Seller..........................2
      Section 1.5   Deliveries by the Purchaser.......................3
      Section 1.6   "Due From" and "Due To" Accounts..................4
      Section 1.7   EBITDA  Adjustment................................5

                                 ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF THE SELLER

      Section 2.1   Organization and Authority of the Seller..........7
      Section 2.2   Organization, Authority and Capitalization of
                       the Company and Subsidiaries; Company Shares...8
      Section 2.3   Consents and Approvals; No Violations.............9
      Section 2.4   Financial Statements.............................10
      Section 2.5   Absence of Certain Changes.......................11
      Section 2.6   Litigation.......................................11
      Section 2.7   Compliance with Applicable Law, Permits..........11
      Section 2.8   Environmental Matters............................12
      Section 2.9   Intellectual Property............................13
      Section 2.10  Employee Benefit Plans...........................16
      Section 2.11  Taxes............................................18
      Section 2.12  Material Contracts...............................21
      Section 2.13  Assets Necessary to Business.....................23
      Section 2.14  Title to Assets..................................24
      Section 2.15  Labor Relations..................................24
      Section 2.16  Insurance........................................25
      Section 2.17  Investment.......................................25
      Section 2.18  Brokers..........................................25
      Section 2.19  No Implied Representations; No OIG
                       Representation................................26
      Section 2.20  Affiliated Transactions..........................26
      Section 2.21  Absence of Undisclosed Liabilities...............27
      Section 2.22  Relationship with Customers......................27
      Section 2.23  Full Disclosure..................................27

                                ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      Section 3.1   Organization and Authority of the Purchaser......27
      Section 3.2   Capitalization; Ownership of Subsidiaries........29
      Section 3.3   Consents and Approvals; No Violations............31
      Section 3.4   Absence of Certain Changes.......................32
      Section 3.5   Availability of Funds............................32
      Section 3.6   Investment.......................................32
      Section 3.7   Business Combination Provision;
                          Takeover Laws; Rights Plan.................32
      Section 3.8   Brokers..........................................32
      Section 3.9   No Implied Representations.......................33
      Section 3.10  Incorporation of Additional Representations......33
      Section 3.11  Full Disclosure..................................33

                                 ARTICLE IV
                                 COVENANTS

      Section 4.1   Conduct of the Business of the Company...........33
      Section 4.2   Conduct of the Business of the Purchaser.........37
      Section 4.3   Access to Information............................39
      Section 4.4   Best Efforts.....................................40
      Section 4.5   Further Assurances; No Hindrances................41
      Section 4.6   Employee Matters.................................41
      Section 4.7   Access to Records................................42
      Section 4.8   Notice of Possible Breach........................43
      Section 4.9   Supplemental Disclosure..........................43
      Section 4.10  Notices of Certain Events........................43
      Section 4.11  Confidentiality..................................44
      Section 4.12  Insurance........................................44
      Section 4.13  Non-Solicitation of Employees....................45
      Section 4.14  1998 Purchase Agreement..........................45
      Section 4.15  Purchaser Stockholder Meeting....................46
      Section 4.16  Nasdaq National Market...........................47
      Section 4.17  Nonsolicitation..................................47
      Section 4.18  Restrictive Covenants............................48
      Section 4.19  Transition Services..............................49
      Section 4.20  OIG Investigation................................49
      Section 4.21  Voting Agreements................................50
      Section 4.22  Service Agreement ...............................50
      Section 4.23  Humana Agreement.................................50

                                 ARTICLE V
                                 CONDITIONS

      Section 5.1   Conditions to Each Party's Obligations...........50
      Section 5.2   Conditions to Obligations of the Purchaser.......50
      Section 5.3   Conditions to Obligations of the Seller..........51

                                 ARTICLE VI
                         TERMINATION AND AMENDMENT

      Section 6.1   Termination......................................52
      Section 6.2   Effect of Termination............................53
      Section 6.3   Amendment........................................53
      Section 6.4   Extension; Waiver................................53

                                ARTICLE VII
                                TAX MATTERS

      Section 7.1   Retention of Records.............................54
      Section 7.2   Cooperation......................................55
      Section 7.3   Transfer Taxes...................................55
      Section 7.4   Exercise of Certain Options and Certain
                      Equity Grants..................................55
      Section 7.5   No Section 338 Election..........................57
      Section 7.6   Tax Returns......................................57
      Section 7.7   Allocation of Taxes..............................59
      Section 7.8   Tax Indemnity....................................60
      Section 7.9   Contests.........................................62
      Section 7.10  Miscellaneous....................................63

                                ARTICLE VIII
                              INDEMNIFICATION

      Section 8.1   Indemnification by the Seller....................64
      Section 8.2   Limitations on Indemnification by the Seller.....64
      Section 8.3   Indemnification by the Purchaser.................65
      Section 8.4   Limitations on Indemnification by the Purchaser..65
      Section 8.5   Notice of Claims.................................66
      Section 8.6   Defense of Third Party Claims....................66
      Section 8.7   Payment of Claims................................67
      Section 8.8   No Liability of Officers, Directors and Managers.67
      Section 8.9   No Third Party Benefit...........................67
      Section 8.10  Definition.......................................67
      Section 8.11  Exclusive Remedy.................................68

                                 ARTICLE IX
                               MISCELLANEOUS

      Section 9.1   Notices..........................................68
      Section 9.2   Headings.........................................69
      Section 9.3   Counterparts.....................................69
      Section 9.4   Entire Agreement; Assignment.....................69
      Section 9.5   Governing Law....................................70
      Section 9.6   Specific Performance.............................70
      Section 9.7   Publicity........................................70
      Section 9.8   Binding Nature; No Third Party Beneficiaries.....71
      Section 9.9   Severability.....................................71
      Section 9.10  Interpretation...................................71
      Section 9.11  Payment of Expenses..............................71
      Section 9.12  Survival of Representations, Warranties and
                      Agreements.....................................71

EXHIBITS:

      Exhibit A.............Term Sheet for Purchaser Series A Preferred Shares

      Exhibit B.............Term Sheet for Purchaser Series B Preferred Shares

      Exhibit C..........Term Sheet for Purchaser Notes and Purchaser Warrants

      Exhibit D........................Term Sheet for Class B Purchaser Shares

      Exhibit E....Term Sheet for Certain Terms of the Stockholders' Agreement

      Exhibit F.......................................Form of Voting Agreement


                       INDEX OF DEFINED TERMS

                                                                  PAGE

1998 Purchase Agreement............................................45
Acquisition Proposal...............................................48
Agreement   ........................................................1
Assignment Date....................................................46
Audits      .......................................................19
Business    ........................................................1
Cash Purchase Price.................................................1
Certificates of Designation.........................................2
Claims and Damages.................................................66
Class B Purchaser Shares............................................2
Closing     ........................................................2
Closing Date........................................................2
Closing Statement...................................................5
Code        .......................................................17
Company     ........................................................1
Company Contracts..................................................21
Company Employee Plans.............................................16
Company ERISA Affiliate............................................17
Company Intellectual Property......................................16
Company Leased Properties..........................................24
Company License Agreements.........................................13
Company Material Adverse Effect.....................................8
Company Permitted Liens............................................24
Company Proprietary Software.......................................13
Company Shares......................................................1
Company Software...................................................16
Company Trade Secrets..............................................16
Confidential Information...........................................44
Confidentiality Agreement..........................................40
Consolidated Returns...............................................57
Controlling Party..................................................63
Current Employment Agreement.......................................37
Designated Real Property............................................3
Disagreement........................................................6
Due From Rite Aid Account...........................................4
Due To Rite Aid Account.............................................4
E & Y       .......................................................10
EBITDA  Amount......................................................5
Effective Date......................................................2
Employment Taxes...................................................55
Environmental Law..................................................13
ERISA       .......................................................16
Final Statement.....................................................6
FIRPTA Certificate..................................................3
GAAP        ........................................................8
Governmental Entity.................................................8
Guarantors  ........................................................2
Hazardous Substance................................................13
HHS         .......................................................26
HSR Act     .......................................................10
Indemnitee  .......................................................65
Indemnitor  .......................................................65
Indenture   ........................................................1
Interest Rate.......................................................7
JLL         .......................................................33
JLL Purchase Agreement.............................................33
Knowledge of Seller................................................16
Law         ........................................................8
Liens       ........................................................9
Lilly       .......................................................45
May Balance Sheet..................................................11
Non-Controlling Party..............................................63
Notice of Claim....................................................65
OIG         .......................................................26
OIG Investigation..................................................49
Option      .......................................................55
Options     .......................................................55
Other Transaction Agreements.......................................28
Part-Year Fraction.................................................59
Proxy Statement....................................................47
Purchase Price......................................................1
Purchaser   ........................................................1
Purchaser Common Stock..............................................2
Purchaser Confidentiality Agreement................................40
Purchaser Disclosure Schedule......................................27
Purchaser Material Adverse Effect..................................28
Purchaser Notes.....................................................1
Purchaser Preferred Shares..........................................1
Purchaser Returns..................................................58
Purchaser Series A Preferred Shares.................................1
Purchaser Series B Preferred Shares.................................1
Purchaser Stockholder Proposal.....................................47
Purchaser Warrant Shares............................................2
Purchaser Warrants..................................................2
Registration Rights Agreements......................................3
Representative.....................................................48
Seller      ........................................................1
Seller Confidentiality Agreement...................................40
Seller Disclosure Schedule..........................................7
Seller Equity......................................................55
Seller Indemnitees.................................................46
Series B Certificate of Designation.................................2
Series A Certificate of Designation.................................1
Special Meeting....................................................46
Stock Purchase.....................................................56
Stockholders' Agreement.............................................3
Takeover Laws......................................................32
Tax         .......................................................20
Tax Authority......................................................20
Tax Law     .......................................................20
Tax Period  .......................................................21
Tax Records .......................................................54
Tax Report  .......................................................55
Tax Return  .......................................................21
Taxes       .......................................................20
Transfer Taxes.....................................................55
Withholding Taxes..................................................55






      STOCK PURCHASE AGREEMENT, (the "Agreement"), dated as of July 11,
2000, between Advance Paradigm, Inc., a Delaware corporation (the "Purchaser"), and Rite Aid Corporation, a Delaware corporation (the "Seller").

      WHEREAS, PCS Holding Corporation, a Delaware corporation and a wholly owned subsidiary of the Seller (the "Company"), provides computer-based prescription drug claims processing, pharmacy benefit administration and management services, mail order pharmacy services, data management and disease-management services to health plan sponsors (as provided by the Company and its subsidiaries, the "Business"); and

      WHEREAS, the Purchaser has agreed to acquire from the Seller, and the Seller has agreed to sell to the Purchaser, all of the outstanding shares of Class A Common Stock, par value $1.00 per share (the " Company Shares"), of the Company on the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, the parties agree as follows:

                              ARTICLE I
             SALE AND PURCHASE OF SHARES; PURCHASE PRICE

      Section 1.1 Company Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Seller shall sell and deliver to the Purchaser, and the Purchaser shall purchase and acquire, the Company Shares.

      Section 1.2 Purchase Price. The aggregate purchase price (the "Purchase Price") to be paid by the Purchaser to the Seller in consideration for the sale and delivery of the Company Shares shall, subject to adjustment as provided in Sections 1.5(a) and 1.7, consist of:
(i) $675 million in cash (the "Cash Purchase Price"); (ii) 125,000 shares of Series A-2 preferred stock of the Purchaser (the "Purchaser Series A-2 Preferred Shares") to be issued under a certificate of designation (the "Series A-2 Certificate of Designation") having the terms set forth in the term sheet attached hereto as Exhibit A; (iii) $200 million aggregate principal amount of senior subordinated notes of the Purchaser (the "Purchaser Notes") to be issued under an indenture (the "Indenture") by and among the Purchaser, certain subsidiaries of the Purchaser (the "Guarantors") and the trustee party thereto having the terms set forth in the term sheet attached hereto as Exhibit C; and (iv) warrants (the "Purchaser Warrants") to purchase an aggregate of 2% of the Purchaser's common stock (the "Purchaser Warrant Shares"), par value $0.01 per share ("Purchaser Common Stock"), outstanding on a fully-diluted basis (assuming consummation of the transactions contemplated hereby and by the JLL Purchase Agreement (as defined in Section 3.10)), having the terms set forth in the term sheet attached hereto as Exhibit C. Pursuant to the JLL Purchase Agreement, the Purchaser intends to issue and sell (i) 65,854 shares of Series A-1 preferred stock of the Purchaser (the "Purchaser Series A-1 Shares") to be issued under a certificate of designation (the "Series A-1 Certificate of Designation") having the terms set forth in the term sheet attached hereto as Exhibit A and (ii) 84,146 shares of Series B preferred stock of the Purchaser (the "Purchaser Series B Preferred Shares" and, collectively with the Purchaser Series A-1 Preferred Shares and the Purchaser Series A-2 Preferred Shares, the "Purchaser Preferred Shares") to be issued under a certificate of designation (the "Series B Certificate of Designation" and, together with the Series A-1 Certificate of Designation and the Series A-2 Certificate of Designation, the "Certificates of Designation") having the terms set forth in the term sheet attached hereto as Exhibit B. The Purchaser Preferred Shares shall be convertible into shares of Class B common stock of the Purchaser (the "Class B Purchaser Shares") having the terms set forth in the term sheet attached hereto as Exhibit D.

      Section 1.3 Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place on the first business day following the Effective Date, at 10:00 a.m., New York City time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, or at such other time or at such other place as shall be agreed upon by the parties. For purposes of this Agreement, "Effective Date" shall mean the first Saturday which is (x) at least three business days following the satisfaction or waiver of the conditions (other than conditions which by their nature are to be satisfied at closing, but subject to such conditions) set forth in Article V hereof and (y) the first day of the Company's fourteen day payment cycle. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

      Section 1.4 Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following:

            (a) Certificates for all of the outstanding Company Shares, duly endorsed in blank, or accompanied by stock powers duly executed in blank, with any necessary stock transfer tax stamps attached or provided for;

            (b) the resignations of (i) all members of the Board of Directors of the Company and its wholly owned subsidiaries and (ii) those members of the Board of Directors of any subsidiary that is not wholly owned by the Company that are employees or directors of the Seller or the Company or are designees of the Seller or the Company;

            (c) the stock books, stock ledgers, minute books and corporate seals of the Company and the subsidiaries;

            (d) a certificate of non-foreign status as provided in Section 1445(b)(2) of the Code (as hereinafter defined) and Treasury Regulation 1.1445-2(b) (the "FIRPTA Certificate");

            (e) registration rights agreements having the registration terms set forth in the term sheets attached hereto as Exhibits A, B, C and D (the "Registration Rights Agreements"), duly executed by the Seller; and

            (f) a stockholders' agreement having certain of the terms set forth in the term sheets attached hereto as Exhibits A, B, D and E (the "Stockholders' Agreement"), duly executed by the Seller; and

            (g) such other duly executed documents and certificates as may be required to be delivered by the Seller pursuant to the terms of this Agreement.

      Section 1.5 Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller the following:

            (a) an amount of cash equal to the sum of (i) the Cash Purchase Price and (ii) the Pre-Closing Real Property Proceeds in immediately available funds by wire transfer to an account specified by the Seller prior to the Closing Date. "Pre- Closing Real Property Proceeds" means the net cash proceeds (after deductions for taxes, real estate registration and other expenses associated with such sale), if any, received by the Company or any of its subsidiaries from the sale or disposition of the real property described in Section 4.1(c) of the Seller Disclosure Schedule (the "Designated Real Property") prior to the Closing in accordance with Section 4.1(c) and not previously distributed or otherwise transferred to the Seller by the Company;

            (b) duly executed certificates representing the Purchaser Series A-2 Preferred Shares, registered in the name of the Seller;

            (c) duly executed certificates representing the Purchaser Notes and the Purchaser Warrants, registered in the name of Seller;

            (d) the Indenture, duly executed by the Purchaser, the Guarantors and the trustee thereunder;

            (e) the Certificates of Designation, in the form duly executed by the Purchaser and filed with the Secretary of State of the State of Delaware;

            (f) the Registration Rights Agreements duly executed by the Purchaser;

            (g)   the Stockholders' Agreement, duly executed by the Purchaser;
and

            (h) such other duly executed documents and certificates as may be required to be delivered by the Purchaser pursuant to the terms of this Agreement.

      Section 1.6 "Due From" and "Due To" Accounts.

            (a) As of the Closing Date, the liability of the Seller and its subsidiaries to the Company and its subsidiaries in respect of the payment obligations reflected or which should have been reflected in the intercompany account designated as the "due from Rite Aid account" as of the Effective Date (determined in a manner consistent with the past practice of the Seller with respect to such account) (the "Due From Rite Aid Account") shall be cancelled and deemed repaid and none of the Seller or any of its subsidiaries shall have any further liability or obligation to the Company or any of its subsidiaries with respect to such cancelled amount.

            (b) As of the Closing Date, the liability of the Company and its subsidiaries to the Seller and its subsidiaries in respect of the payment obligations reflected or which should have been reflected in the intercompany account designated as the "due to Rite Aid account" as of the Effective Date (determined in a manner consistent with the past practice of the Seller with respect to such account) (the "Due To Rite Aid Account") shall be cancelled and deemed repaid and none of the Company or any of its subsidiaries shall have any further liability or obligation to the Seller or any of its subsidiaries with respect to such cancelled amount.

      Section 1.7 EBITDA Adjustment.

            (a) Promptly after the Closing Date, but in no event more than 45 days thereafter, the Purchaser shall deliver to the Seller an unaudited statement (the "Closing Statement") setting forth (i) the amounts of the Due From Rite Aid Account and the Due To Rite Aid Account immediately prior to the cancellation of such accounts pursuant to Section 1.6 hereof and
(ii) the amount (which may be positive or negative) of earnings before interest, taxes, depreciation and amortization of the Company and its subsidiaries on a consolidated basis for the period beginning on and including April 22, 2000 and ending on and including the last business day prior to the Effective Date (the "EBITDA Amount"). The Closing Statement
(i) shall be prepared in accordance with generally accepted accounting principles consistent with the accounting principles, practices and methodologies used in preparation of the financial statements referenced in
Section 2.4 hereof (except that, regardless of whether so required by generally accepted accounting principles, the calculation of the EBITDA Amount set forth in the Closing Statement shall not reflect (x) any Disregarded Liability (as defined herein) or (y) any transactions related to the sale of the Designated Real Property, (ii) shall not give effect to the transactions contemplated hereby and (iii) shall disregard any change, event or circumstance occurring after the Effective Date. Without the written consent of the Seller, the Purchaser shall not make any adjustments to the Closing Statement following the delivery thereof to the Seller. The Purchaser shall provide the Seller and its representatives with copies of the Purchaser's and the Company's work papers and access to the Purchaser's and the Company's accountants' work papers generated in connection with the preparation of the Closing Statement, as well as access to employees and representatives of the Company and its accounting firms to assist the Seller in its review of such work papers. In addition, following delivery of the Closing Statement, the Seller and its representatives shall be entitled to review the books and records of the Company and its subsidiaries. If the Seller accepts the Closing Statement, the Seller shall, within 30 days of delivery of the Closing Statement to the Seller, deliver to the Purchaser a written notice to such effect and, upon delivery of such notice, the Closing Statement shall be final and binding upon the parties for purposes of this Agreement. For purposes of this Agreement, "Disregarded Liability" means any liability or expense (other than normal salary payments and routine related employee benefit expenses during the period beginning on and including April 22, 2000 and ending on and including the last business day prior to the Effective Date) arising from any of the employment, severance and other compensation agreements and arrangements which have been disclosed in Section 2.5 or Section 2.12(a)(xii) of the Seller Disclosure Schedule.

            (b) Within 30 days after delivery of the Closing Statement to the Seller, the Seller may dispute all or any part of the Closing Statement by giving written notice to the Purchaser setting forth in reasonable detail the basis for such dispute (any such dispute hereinafter called a "Disagreement"). The Seller and the Purchaser shall promptly commence good faith negotiations with a view to resolving such Disagreement not later than 30 days after the date on which such notice of Disagreement is delivered to the Purchaser. If the Seller and the Purchaser are unable to resolve a Disagreement (by notice to the other party) within 30 days following the date on which such notice of Disagreement was delivered to the Purchaser, such Disagreement shall be referred to an independent public accounting firm mutually selected by the Seller and the Purchaser for a resolution of such Disagreement, in accordance with the requirements of
Section 1.7(a) above. If such parties do not promptly agree on the selection of an independent public accounting firm, each such party shall select an independent public accounting firm and such two independent public accounting firms shall jointly select the independent public accounting firm. The determinations made by such independent public accounting firm with respect to any Disagreement shall be final and binding upon such parties for all purposes under this Agreement. Each of such parties shall use its best efforts to cause the independent public accounting firm to render its determination as soon as practicable after referral of the Disagreement to such firm, and each shall cooper ate with such firm and the Purchaser shall, and shall cause the Company to, provide such firm with reasonable access to the books, records, personnel and representatives of the Purchaser, the Company and the Company's subsidiaries and such other information as such firm may require in order to render its determination. The fees and expenses of any independent public accounting firm retained pursuant to this Section 1.7(b) shall be paid one-half by the Seller and one-half by the Purchaser. The Closing Statement, as adjusted in accordance with the resolution of any Dis-agreement with respect thereto or, if there shall exist no Disagreement, as delivered to the Seller pursuant to Section 1.7(a) above, is referred to as the "Final Statement."

            (c) On the second business day following the determination of the Final Statement, a payment shall be made in immediately available funds by wire transfer to an account specified by the recipient prior to such date. The amount of the payment and its recipient shall be determined as set forth below.

                  (i) If the amount of the Due From Rite Aid Account shown on the Final Statement exceeds $218 million, then such excess shall be subtracted from the EBITDA Amount shown on the Final Statement. If the result so obtained exceeds zero, the Purchaser shall pay to the Seller an amount equal to such excess over zero. If the result so obtained is less than zero, the Seller shall pay to the Purchaser an amount equal to such shortfall below zero.

                  (ii) If $218 million exceeds the amount of the Due From Rite Aid Account shown on the Final Statement, then such excess, plus the amount (if any) of the Due To Rite Aid Account shown on the Final Statement, shall be added to the EBITDA Amount shown on the Final Statement. If the result so obtained exceeds zero, the Purchaser shall pay to the Seller an amount equal to such excess over zero. If the result so obtained is less than zero, the Seller shall pay to the Purchaser an amount equal to such shortfall below zero.

                  (iii)Any payment made pursuant to this section shall be made together with interest on such amount at an annual rate equal to the prime rate of interest calculated on a 365 day year (as quoted daily by The Wall Street Journal) (the "Interest Rate") from the Closing Date to the date of the payment of such amount.

                             ARTICLE II
            REPRESENTATIONS AND WARRANTIES OF THE SELLER

      Except as set forth in the disclosure schedule being delivered by the Seller to the Purchaser (the "Seller Disclosure Schedule"), the Seller represents and warrants to the Purchaser as follows:

      Section 2.1 Organization and Authority of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Seller and no other corporate actions or proceedings on the part of the Seller are necessary to authorize this Agreement or for the Seller to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Seller and (assuming due authorization, execution and delivery by the Purchaser) constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to limitations imposed by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and general equitable principles.

      Section 2.2 Organization, Authority and Capitalization of the Company and Subsidiaries; Company Shares.

            (a) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified to do business and in good standing and is duly licensed, authorized or qualified to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had a Company Material Adverse Effect. "Company Material Adverse Effect" means a change or effect on the Business that is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, but shall not include any changes or effects
(x) relating to or resulting from general economic, political or market conditions after the date of this Agreement, including (i) changes after the date of this Agreement in any statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law (each, a "Law") or in the interpretation of any Law by any court of competent jurisdiction or any governmental, regulatory or administrative authority, agency or commission (a "Governmental Entity") and (ii) changes in generally accepted accounting principles ("GAAP"), (y) resulting from the execution or announcement of this Agreement or compliance with the terms hereof or (z) generally affecting the industries in which the Company and its subsidiaries operate. A "subsidiary" of an entity means any entity in which the specified entity directly or indirectly owns at least a majority of the outstanding stock or other equity or general voting interest.

            (b) The authorized capital stock of the Company consists of 1,000 shares of Class A Common Stock, par value $1.00 per share, 160 shares of Class B Common Stock, par value $1.00 per share, and 1,000 shares of Class C Common Stock, par value $1.00 per share. The Company Shares constitute all the outstanding shares of capital stock of the Company and there are no shares of capital stock of the Company reserved for issuance upon exercise of outstanding stock options or otherwise. All of the Company Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for this Agreement, there are no outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock of the Company or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company or any other equity security of the Company.

            (c) Section 2.2(c) of the Seller Disclosure Schedule lists each subsidiary of the Company. Except as set forth in Section 2.2(c) of the Seller Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of such subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. There are no subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such subsidiary.

            (d) Except as set forth in Section 2.2(d) of the Seller Disclosure Schedule, the Seller has good and valid title to the Company Shares, free and clear of any security interests, pledges, mortgages, liens, encumbrances, charges, options or any other adverse claims, restrictions or third party rights of any kind whatsoever ("Liens") and, at the Closing, the Seller will deliver such shares to the Purchaser, free and clear of any Liens.

            (e) The Seller has heretofore delivered to the Purchaser true and complete copies of the certificate of incorporation and bylaws or similar organizational documents of the Company and each of its subsidiaries.

      Section 2.3 Consents and Approvals; No Violations.

            (a) No filing or registration with, and no permit, authorization, certificate, waiver, license, consent or approval of, any Governmental Entity is necessary for execution, delivery or performance by the Seller of this Agreement, except (x) for the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the " HSR Act"), or (y) as a result of facts or circumstances particular to the Purchaser.

            (b) Neither the execution and delivery of this Agreement by the Seller nor the consummation by the Seller of the transactions contemplated by this Agreement nor compliance by the Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Seller, the Company or any subsidiary of the Company,
(ii) require the consent or waiver of any person (other than a Governmental Entity) or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) or result in the imposition of or the creation of any Lien upon any of the assets or properties of the Company or any of its subsidiaries pursuant to or under, any of the terms, conditions or provisions of any note, lease, license, contract or agreement to which the Seller, the Company or any subsidiary of the Company is a party or by which the Seller, the Company or any subsidiary of the Company, or any of their respective assets, is bound or
(iii) violate any order, writ, injunction, decree, or Law applicable to the Seller, the Company or any subsidiary of the Company, except in the case of
(ii) or (iii), for violations, breaches or defaults which, or consents or waivers the absence of which, individually or in the aggregate, have not had and would not have a Company Material Adverse Effect or which would not prevent or materially delay the consummation of the transactions contemplated by this Agreement or which would not prevent or materially affect the ability of Purchaser to conduct the Business.

      Section 2.4 Financial Statements. Section 2.4 of the Seller Disclosure Schedule sets forth copies of (a) the consolidated balance sheets of the Company and its subsidiaries as of December 31 for the calendar years 1998 and 1999 and as of February 26, for the fiscal year 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the calendar years 1997 through 1999, and the fiscal year ended February 26, 2000, inclusive, in each case accompanied by the audit report of Ernst & Young LLP independent public accountants ("E & Y") with respect to the Company, and (b) the unaudited consolidated balance sheet of the Company and its subsidiaries as of May 27, 2000 and the unaudited consolidated statement of income for the thirteen-week period ended May 27, 2000. The December 31, 1999 consolidated balance sheet of the Company, including the related notes, where applicable, fairly presents the consolidated financial position of the Company and its subsidiaries as of the date thereof, and the other financial statements referred to in this Section 2.4 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial position of the Company and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements as permitted by Form 10-Q. The May 27, 2000 consolidated balance sheet of the Company is sometimes referred to as the "May Balance Sheet."

      Section 2.5 Absence of Certain Changes. Since February 26, 2000 (i) the Business has been conducted only in the ordinary course of business,
(ii) neither the Company nor any subsidiary has taken any of the actions set forth in Section 4.1(b) hereof, assuming that Section 4.1(b) applied to the period since February 26, 2000 (except that, prior to the Closing, the Company or any of its subsidiaries may take any of the actions permitted by
Section 4.1(c)) and (iii) the Business has not suffered a Company Material Adverse Effect.

      Section 2.6 Litigation. As of the date hereof, except as set forth in
Section 2.6 of the Seller Disclosure Schedule, (a) there is no suit, claim, action, proceeding or, to the knowledge of the Seller, investigation pending against the Company or any of its subsidiaries before or by any Governmental Entity or non-governmental body or by any third party or, to the knowledge of the Seller, threatened against the Company or any of its subsidiaries, and (b) neither the Company nor any of its subsidiaries is subject to any outstanding order of any Governmental Entity. As of the date of this Agreement, there are no pending or, to the knowledge of the Seller, threatened actions which would prevent or delay the Seller from consummating the transactions contemplated hereby.

      Section 2.7 Compliance with Applicable Law, Permits. Except as has not had or would not have a Company Material Adverse Effect, (a) the Company and its subsidiaries possess all permits, licenses, variances, exemptions, orders, approvals and authorizations of all Governmental Entities and all consents and waivers of any other persons (other than Governmental Entities) necessary for the Company and its subsidiaries to own, lease or otherwise hold the assets of the Business and to carry on the Business as currently conducted and (b) the Business is being conducted in compliance with all laws, regulations and ordinances of all Governmental Entities including (i) laws regarding the provision of insurance, third party administration services and primary health care services, (ii) the Prescription Drug Marketing Act, the Federal Controlled Substances Act of 1970, the Food, Drug and Cosmetic Act and any applicable state Pharmacy Practice Acts, Controlled Substances Acts, Dangerous Drug Acts and Food, Drug and Cosmetic Acts and (iii) laws regarding the provision of goods and services under Medicare or Medicaid or other programs administered by Governmental Entities. This Section 2.7 does not relate to matters with respect to (x) environmental matters, which are the subject of Section 2.8,
(y) benefits and employment matters, which are the subject of Section 2.10 and (z) Taxes, which are the subject of Section 2.11.

      Section 2.8 Environmental Matters.

           (a) Except as has not had or would not have a Company Material Adverse Effect, (i) the Company and its subsidiaries have been and are in compliance in all respects with all applicable Environmental Laws (as defined below) (which compliance includes, without limitation, the possession by the Company and its subsidiaries of all permits and other government authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), (ii) no Hazardous Substances (as defined below) have been disposed on or released onto, under or adjacent to any of the properties owned, leased or operated by the Company or its subsidiaries (including soils, groundwater, surface water, buildings or other structures), (iii) as of the date hereof, none of the Company, any of its subsidiaries or the Seller or, to the knowledge of the Seller, any person whose liability under any Environmental Law the Company has or may have retained or assumed either contractually or by operation of law, has received any written notice, demand, letter or claim alleging that the Company or any subsidiary or any such person is in violation of or liable under any Environmental Law, (iv) as of the date hereof, none of the Company, any of its subsidiaries or the Seller has received any written notice, demand, letter or claim alleging the potential responsibility of the Company or any subsidiary of the Company for off-site disposal of any Hazardous Substance pursuant to the Federal Comprehensive Environmental Response, Compensation and Liability Act or any other Environmental Law and (v) as of the date hereof, there are no present or, to the knowledge of the Seller, past actions, activities, circumstances, conditions, events or incidents which would be reasonably likely to form the basis of any legitimate notice, demand, letter or claim under Sections 2.8(a)(ii), (iii) or (iv), including but not limited to claims for personal injury, or property damage alleged to result from use, handling or exposure to or injury from any Hazardous Substance.

            (b) "Environmental Law" means any national, regional, federal, state, municipal or local law, regulation, order, judgment or decree issued or promulgated by any Governmental Entity, or common law, in effect relating to the protection of human health or the indoor and outdoor environment (including, without limitation, natural resources) or any Hazardous Substances.

            (c) "Hazardous Substance" means any pollutant, contaminant, substance, material, waste, hazardous material, industrial waste, solid waste, special waste, toxic waste, toxic substance, hazardous waste, hazardous substance, chemical oil, substance that is regulated pursuant to any Environmental Law, including without limitation any petroleum product, by-product or additive, asbestos, asbestos- containing material, medical waste, chlorofluorocarbon, hydrochloroflourocarbon or polychlorinated biphenyls.

      Section 2.9 Intellectual Property.

            (a) Section 2.9(a) of the Seller Disclosure Schedule sets forth, as of the date of this Agreement, for all Company Intellectual Property (as defined herein) owned by the Company or any of its subsidiaries: a complete and accurate list, as of the date of this Agreement, of all U.S. and foreign (i) patents and patent applications;
(ii) trademark and servicemark registrations (including Internet domain registrations), trademark and servicemark applications, and material unregistered servicemarks and trademarks; and (iii) copyright registrations and copyright applications.

            (b) Section 2.9(b) of the Seller Disclosure Schedule sets forth, as of the date of this Agreement, all contracts for material Company Software (as defined herein) which is owned by the Company or its subsidiaries ("Company Proprietary Software") and all material Company Software which is licensed, leased or otherwise used by the Company or any of its subsidiaries, and identifies which Company Software is owned, licensed, leased or otherwise used, as the case may be.

            (c) Section 2.9(c) of the Seller Disclosure Schedule sets forth, as of the date of this Agreement, all agreements granting or obtaining any right to use or practice any rights under any Company Intellectual Property, to which the Company or any of its subsidiaries is a party or otherwise bound, as licensee or licensor thereunder, including license agreements, settlement agreements and covenants not to sue (collectively, the "Company License Agreements").

            (d) Except as has not had or would not have a Company Material Adverse Effect:

                  (i) the Company or its subsidiaries own or have the right to use all Company Intellectual Property, free and clear of all liens,

                  (ii) any Company Intellectual Property owned or, to the Knowledge of the Seller, used, by the Company or its subsidiaries is valid and subsisting in full force and effect, has not been cancelled or abandoned and, as of the date of this Agreement, has not expired,

                  (iii)the Seller has not received written notice from any third party regarding any actual or potential infringement by the Company or any of its subsidiaries of any intellectual property of such third party and the Seller has no Knowledge of any legitimate basis for such a claim against the Company or any of its subsidiaries,

                  (iv) the Seller has not received written notice from any third party regarding any assertion or claim challenging the validity of any Company Intellectual Property owned by the Company or any of its subsidiaries and the Seller has no Knowledge of any legitimate basis for such a claim,

                  (v) neither the Company nor any of its subsidiaries has licensed or sublicensed its rights in any Company Intellectual Property, or received or been granted any such rights, other than pursuant to the Company License Agreements,

                  (vi) to the Knowledge of Seller, no third party is misappropriating, infringing, diluting or violating any Company Intellectual Property owned by the Company or any of its subsidiar-ies,

                  (vii) to the Knowledge of the Seller, no employee, officer, agent, representative, attorney, director, majority stockholder, or other person that is affiliated with the Company or any of its subsidiaries, has ever accused a third party of misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company or any of its subsidiaries,

                  (viii) the Company License Agreements are valid and binding obligations of the Company or its subsidiaries and, to the Knowledge of Seller, the other party thereto, enforceable in accordance with their terms, subject to limitations imposed by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and general equitable principles, and there exists no event or condition which will result in a violation or breach of, or constitute a default by the Company or its subsidiaries or, to the Knowledge of Seller, the other party thereto, under any such Company License Agreement,

                  (ix) the Company and each of its subsidiaries takes reasonable measures to protect the confidentiality of Company Trade Secrets (as defined herein), including requesting employees to execute employee agreements acknowledging the existence of trade secret information of the Company, requesting third parties who are granted access thereto to execute written non-disclosure agreements, marking confidential documents such as software manuals as trade secret to prevent inadvertent disclosure, controlling copies of proprietary software and access to such software to prevent the misappropriation of such software, and reviewing marketing and promotional materials to ensure that trade secret materials have not been disclosed. Neither the Company nor any of its subsidiaries has disclosed or authorized to be disclosed any of its Company Trade Secrets to any third party other than pursuant to a non-disclosure agreement that is reasonably expected to adequately protect the Company's or the applicable subsidiary's proprietary interests in and to such Company Trade Secrets,

                  (x) the Company is not aware of any claims that it has hired an employee, officer, agent, consultant or other person away from a third party in violation of a nondisclosure, non-compete, or trade secret agreement between the hired person and the third party. The Company has taken reasonable measures to ensure that no em-ployees, officers, agents, consultants or other person that is affiliated with the Company or any of its subsidiaries, are using trade secrets of a third party, and

                  (xi) all Company Proprietary Software was either developed (a) by employees of the Company or any of its subsidiaries within the scope of their employment; or (b) by independent contrac-tors who have assigned their rights to the Company or any of its subsidiaries pursuant to one or more written agreements.

            (e) As used herein, the term "Company Intellectual Property" means all trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, registrations and affiliations relating to the foregoing; registered and unregistered patents, copyrights (including registrations and applications of any of the foregoing); Company Software; and confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies (such confidential items, collectively "Company Trade Secrets") used in the Business as conducted as of the date of this Agreement and any licenses to use any of the foregoing. "Company Software" means any and all (i) computer programs, including any and all software implementation of algorithms, models and methodologies whether in source code or object code, (ii) databases and computations, including any and all data and collections of data but excluding individual customer data, (iii) all documentation, including user manuals and training materials, relating to any of the foregoing, and (iv) the content and information contained in any Web site. As used in this Section 2.9, and notwithstanding Section 9.10(b), the term "Knowledge of Seller" with respect to the Seller shall mean the knowledge of the persons set forth in Section 2.9(e) of the Seller Disclosure Schedule.

      Section 2.10  Employee Benefit Plans.

            (a) Section 2.10(a) of the Seller Disclosure Schedule contains a complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employment and severance agreements, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs, policies and agreements, in each case that are sponsored, maintained, contributed to or required to be contributed to by the Company or any of its subsidiaries, or to which the Company or any of its subsidiaries is a party for the benefit of any current or former employee, director, consultant or independent contractor of the Company or any of its subsidiaries (together, the "Company Employee Plans"). Except as set forth on Section 2.10(a) of the Seller Disclosure Schedule, none of the Company Employee Plans is sponsored, maintained, contributed to or required to be contributed to by the Seller or any of its subsidiaries (other than the Company and its subsidiaries) and no current employee, director, consultant or independent contractor of the Seller or any of its subsidiaries (other than the Company and its subsidiaries) participates or is eligible to participate in such Company Employee Plans.

            (b) The Seller has delivered or made available to the Purchaser accurate and complete copies of the following with respect to the Company Employee Plans, to the extent applicable, as of the date of this
Agreement: (i) all plan documents and all amendments thereto, (ii) summary plan descriptions and summaries of material modifications, (iii) trust documents, insurance contracts and other funding instruments, (iv) the two most recently prepared financial statements and actuarial reports, (v) the two most recently filed annual reports and (vi) determination letters received from the Internal Revenue Service.

            (c) All Company Employee Plans have been administered and operated in compliance with the requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable Laws, except for failures to so administer and operate Company Employee Plans that have not had or would not have a Company Material Adverse Effect. Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a current determination letter from the Internal Revenue Service stating that it is so qualified in its entirety, and to the knowledge of Seller each such plan is so qualified, and, as of the date of this Agreement, no such determination letter has been revoked. There have been no "prohibited transactions" within the meaning of Section 4975 of the Code or Section 406 of ERISA involving any of the Company Employee Plans that would be reasonably likely to subject the Company or any of its subsidiaries to any penalties or taxes that would be reasonably likely to have a Company Material Adverse Effect.

            (d) Each Company Employee Plan that is subject to the minimum funding requirements of Section 412 of the Code is in compliance with such requirements, and no Company Employee Plan has a minimum funding variance or waiver under Section 412(d) of the Code. Neither the Company, its subsidiaries, nor any trade or business that together with the Company or any of its subsidiaries would be deemed a "single employer" under Section 4001(b) of ERISA (a "Company ERISA Affiliate") has any liability, and no event has occurred that could reasonably give rise to any liability under Title IV of ERISA (other than for the payment of premiums to the Pension Benefit Guaranty Corporation), except as has not had a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries partici-pates in any multiemployer plan (as defined in Section 3(37) of ERISA), nor has the Company, its subsidiaries or any ERISA Affiliate incurred any withdrawal liability to a multiemployer plan that has not been satisfied in full, except as has not had a Company Material Adverse Effect.

            (e) As of the date of this Agreement, no actual or, to the knowledge of the Seller, threatened disputes, lawsuits, claims (other than routine claims for benefits), or to the knowledge of the Seller, investigations or audits by any person or Governmental Entity have been filed or are pending with respect to the Company Employee Plans or the Company or any of its subsidiaries in connection with any Company Employee Plan or the fiduciaries or administrators thereof.

            (f) The execution and delivery of this Agreement and the consum-mation of the transactions contemplated hereunder will not constitute an event under any Company Employee Plan that will cause any payment, benefit, acceleration, vesting, distribution, or obligation to fund benefits with respect to any current or former employee of the Company or any of its subsidiaries.

            (g) No Company Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

      Section 2.11  Taxes.

            (a)   Except as set forth in Section 2.11 of the Seller Disclosure
Schedule:

                  (i) Each of the Company and its subsidiaries has (giving effect to all extensions obtained) (x) duly and timely filed (or there has been filed on its behalf) with the appropriate Governmental Entities all income and other material Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects and (y) timely paid (or accrued on the Company's books) or there has been paid on its behalf all material Taxes due and payable;

                  (ii) The Company and its subsidiaries have complied in all material respects with all applicable Tax Laws relating to the payment and withholding of Taxes;

                  (iii)There are no Liens for Taxes upon the assets or properties of the Company or its subsidiaries except for statutory Liens for current Taxes not yet due or Liens for Taxes being contested in good faith;

                  (iv) None of the Company or its subsidiaries has requested in writing any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed, and no outstanding written waivers or comparable written consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns has been given by or on behalf of the Company or its subsidiaries;

                  (v) To the knowledge of the Seller, no U.S. federal, state, local or foreign audits, reviews or other administrative proceedings or court proceedings ("Audits") exist or have been initiated with regard to any Taxes or Tax Returns of the Company or its subsidiaries, and none of the Company or its subsidiaries has received any written notice of such an Audit;

                  (vi) None of the Company or its subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed in writing to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or its subsidiaries;

                  (vii)Each subsidiary of the Company is a United States Person (as defined in Section 7701(a)(30) of the Code).

                  (viii) None of the Company or its subsidiaries has at any time during past five years used the cash method of accounting. None of the Company or its subsidiaries has agreed nor is it required to make any adjustment by reason of a change in accounting method that would affect any taxable year ending after the Closing Date, and no Tax Authority has proposed any such adjustment or change in accounting method that would affect any taxable year ending after the Closing Date. None of the Company or its subsidiaries has an appli-cation pending with any Tax Authority requesting permission for any change in accounting method that relate to their business or operations and that would affect any taxable year ending after the Closing Date;

                  (ix) There is no contract, agreement, plan or arrange-ment covering any employee or former employee of the Company or its subsidiaries that, individually or collectively, could give rise to the payment by the Company or its subsidiaries of any amount that would not be deductible by reason of Section 280G of the Code;

                  (x) Neither the Company nor its subsidiaries owns any interest in an entity which would be considered a "partnership" for federal income tax purposes;

            (b) "Tax" or "Taxes" means all taxes, charges, levies, fees, or other assessments imposed by any federal, state, local or foreign Tax Authority, including, but not limited to, any income, gross income, gross receipts, profits, capital stock, franchise, business, withholding payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, occupation, service, sales, use, license, lease, transfer, import, export, value added, goods and services, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax), and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

            (c) "Tax Authority" means, with respect to any Tax, the Govern mental Entity that imposes such Tax and the agency (if any) charged with the collection or administration of such Tax for such entity.

            (d) "Tax Law" means the law (including any applicable regula-tions or any administrative pronouncement) of any Governmental Entity relating to any Tax.

            (e) "Tax Period" means, with respect to any Tax, the period for which the Tax is reported as provided under the applicable Tax Law.

            (f) "Tax Return" means any report of Taxes due, any claims for refund of Taxes paid, any information return with respect to Taxes or any other similar report, statement, declaration, or document required to be filed under applicable Tax Law, including any attachments, exhibits or other materials submitted with any of the foregoing and including any amendments or supplements to any of the foregoing.

      Section 2.12  Material Contracts.

            (a) Section 2.12(a) of the Seller Disclosure Schedule lists the following notes, leases, licenses, contracts and agreements ("Company Contracts") to which the Company or any subsidiary, as of the date of this Agreement, is a party or is bound:

                  (i) each mortgage, indenture, note, installment obligation or other instrument, contract, agreement or arrangement relating to the borrowing of money by the Company or any of its subsidiaries in an amount exceeding $10 million;

                  (ii) any guaranty, direct or indirect, by the Company or any subsidiary of any obligation for borrowed money (A) in an amount exceeding $10 million of any person or entity or (B) in any amount of Seller or any subsidiary of Seller (other than the Company and its subsidiaries), in either case, excluding endorsements made for collection in the ordinary course of business;

                  (iii)any obligation to sell or to register the sale of any of the shares of capital stock or other securities of the Company or any of its subsidiaries;

                  (iv) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition or disposition of a business;

                  (v)  each collective bargaining or union contract;

                  (vi) each contract for the purchase of capital equip-ment, materials or supplies, other than any contract which is termina-ble without material penalty on 60 or fewer days' notice or involves the receipt or payment of less than $500,000 per year;

                  (vii)each contract for the acquisition or disposition of material assets, other than in the ordinary course of business;

                  (viii) each contract relating to the leasing of or other arrangement for use of material real or personal property;

                  (ix) each contract with any manufacturer of pharmaceuticals involving the annual payment by the manufacturer of at least $1 million;

                  (x) each of the top 50 contracts measured by membership (as calculated in accordance with industry practices) with any insurance company, health maintenance organization or other cus-tomer;

                  (xi) each contract between the Company or its subsid-iaries, on the one hand, and the Seller and its subsidiaries (other than the Company or its subsidiaries) on the other hand;

                  (xii) any employment agreement with any director, officer or employee of the Company or its subsidiaries;

                  (xiii) any contract with a term in excess of one year from the date hereof which is not otherwise terminable upon 60 days advance notice without cause and without financial penalty and which involves the payment or receipt of an amount (in one or a series of transactions) in excess of $1 million per year; and

                  (xiv)any limited partnership, joint venture or other unincorporated business organization or similar arrangement or agreement.

            (b) Except as has not had or would not have a Company Material Adverse Effect, (x) neither the Company nor any subsidiary is (and to the knowledge of the Seller, as of the date of this Agreement, no other party
is) in breach or default under the Company Contracts and no event has occurred under the Company Contracts which would constitute (with or without due notice or lapse of time or both) a breach or default by the Company or any of its subsidiaries or, to the knowledge of the Seller, by any other party thereto (or give rise to any right of termination, cancellation, modification or acceleration against the Company or any of its subsidiaries, or, to the knowledge of the Seller, any other party thereto) under the Company Contracts and (y) each Company Contract is a valid and binding obligation of the Company or its subsidiary and, to the knowledge of the Seller, as of the date of this Agreement, the other party thereto, enforceable against such persons in accordance with its terms, subject to limitations imposed by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and general equitable principles.

            (c) From January 1, 2000 through the date of this Agreement, no customer of the Company which individually accounted for 500,000 or more members (determined on a basis consistent with past practices of the Business) during the year ended December 31, 1999 or at any time since January 1, 2000, has cancelled or otherwise terminated its business relationships with the Company or its subsidiaries. As of the date of this Agreement, (i) none of the Seller, the Company or any of its subsidiaries has received written notice, or to the knowledge of the Seller, other communication of any actual or alleged breach of or default under or threat-ened cancellation, termination or acceleration of such contracts, and (ii) to the knowledge of the Seller, no event has occurred or circumstances exist that would give the Company or any other person party to such contracts the right to exercise any remedy under or to cancel or terminate any such contract.

      Section 2.13 Assets Necessary to Business. The assets, properties, con tracts and rights of the Company and its subsidiaries include all of the assets, properties, contracts and rights that are necessary for the conduct of the Business in the manner as it is currently conducted, and are reflected in the May Balance Sheet (other than assets that have been sold or disposed of in the ordinary course of business and except that the sale or other disposition of the Designated Real Property pursuant to Section 4.1(c) may occur prior to Closing). The Company and each of its subsidiaries have maintained all of their tangible assets in good and normal operating condition, and all such assets are free and clear from all defects in all material respects, ordinary wear and tear excepted, and all such tangible assets are fully adequate and suitable for the purposes for which they are presently used.

      Section 2.14 Title to Assets. Each of the Company and its subsidiaries has good and valid title (or in the case of real property owned by the Company or its subsidiaries, good and marketable title) to all of its material assets, properties and rights, free and clear of all Liens, other than (x) as set forth in Section 2.14 of the Seller Disclosure Schedule or in the May Balance Sheet and (y) (i) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and (iii) Liens for Taxes that are (A) not due and payable or (B) being contested in good faith ("Company Permitted Liens"). Section 2.14 of the Seller Disclosure Schedule sets forth a list of all real property owned by the Company or its subsidiaries and, as of the date of this Agreement, the leases relating to the assets of the Business constituting leasehold interests in real property, and improvements and appurtenances thereto (the "Company Leased Properties"). Notwithstanding anything herein to the contrary, the representations and warranties set forth in this Agreement shall not be breached or deemed untrue or incorrect for any purpose hereunder if prior to the Closing the Company or any of its subsidiaries sells, transfers, or otherwise disposes of all or any portion of its interest in the Designated Real Property in accordance with Section 4.1(c). As of the date of this Agreement, the leases relating to the Company Leased Properties are in full force and effect, and constitute the legal, valid and binding obligation of the Company or its subsidiaries, and to the knowledge of Seller the other party thereto, subject to limitations imposed by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and general equitable principles. There exist no defaults or conditions which with the giving of notice or the passage of time, or both, would constitute a default by the Company or its subsidiaries or to the knowledge of Seller, as of the date of this Agreement, the other party thereto with respect to the leases for the Company Leased Properties except for such defaults or conditions which have not had a Company Material Adverse Effect.

        Section 2.15 Labor Relations. Except for occurrences that have not had or would not have a Company Material Adverse Effect, (a) the Company and its subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours; (b) none of the Seller, the Company or any of its subsidiaries has received written notice of any legitimate charge or complaint against the Company or any of its subsidiaries pending before the Equal Employment Opportunity Commission, the National Labor Relations Board, or any other Governmental Entity regarding an unlawful employment practice; (c) none of the Company or any of its subsidiaries are party to any collective bargaining agreement and there is no labor strike, slowdown or stoppage actually pending or, to the knowledge of the Seller, threatened or being carried out against the Company or its subsidiaries; (d) none of the Seller, the Company or any of its subsidiaries has received written notice that any representation petition respecting the employees of the Company or its subsidiaries has been filed with the National Labor Relations Board; and (e) the Company and its subsidiaries are and have been in substantial compliance with all notice and other requirements under the Worker Adjustment and Retaining Notification Act of 1988 or similar state statute.

      Section 2.16 Insurance. Section 2.16 of the Seller Disclosure Schedule sets forth all material insurance policies maintained by the Company or any of its subsidiaries for the benefit of or in connection with the Company or the Business. Except as set forth in Section 2.16 of the Seller Disclosure Schedule, none of the material insurance policies maintained by the Company or any of its subsidiaries for the benefit of or in connection with the Company or the Business will lapse or become subject to termination by the insurer as a result of the transactions contemplated by this Agreement.

      Section 2.17 Investment. The Seller, with respect to all of the securities of the Purchaser to be acquired by it hereunder, is not acquiring such securities with a present view to, or with any present intention of, distributing, disposing, or reselling any thereof in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to the Seller's right at all times to sell or otherwise dispose of all or any part of such securities under an effective registration statement under the Securities Act and other applicable State securities laws or under an exemption from such registration requirements, and subject, nevertheless, to the disposition of the Seller's property being at all times within its control.

      Section 2.18 Brokers. No broker, investment banker, financial advisor or other person, other than J.P. Morgan Securities Inc., the fees and expenses of which will be paid by the Seller, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or any subsidiary of the Seller.

      Section 2.19 No Implied Representations; No OIG Representation. The Seller acknowledges that, except as set forth in Section 3.10, the Purchaser is not making any representations or warranties other than as explicitly set forth in this Agreement. The Seller agrees that it shall not assert any claims against or seek any damages or other remedies (including pursuant to any implied warranties or similar rights, which the Seller expressly and irrevocably waives and agrees not to seek to enforce) from the Purchaser or any of its officers, directors, affiliates, stockholders, agents, advisors or representatives (collectively, "representatives") for any matters contemplated hereby except for fraud or as explicitly set forth or incorporated herein. Notwithstanding anything to the contrary contained herein, the Seller makes no representation or warranty with respect to the Company's or any other party's compliance or noncompliance with any Laws, the compliance or noncompliance with which is being investigated (including through any future extensions or resumptions of such investigation) by the Office of the Inspector General (the "OIG") of the United States Department of Health and Human Services (the "HHS") or enforced by the HHS or otherwise arising out of the OIG Investigation (as defined in Section 4.20(a) of this Agreement).

      Section 2.20 Affiliated Transactions. Except as set forth in
Section 2.20 of the Seller Disclosure Schedule, neither the Company nor any subsidiary of the Company has, directly or indirectly, acquired any asset (real or personal, tangible or intangible) or obtained any service from, or disposed of any asset or furnished any service to, or entered into any agreement, commitment or understanding with, (i) the Seller or any subsidiary or greater than 5% shareholder of the Seller (other than the Company and its subsidiaries), (ii) to the knowledge of the Seller any director, officer or employee of the Seller or any subsidiary of the Seller (other than the Company and its subsidiaries), or (iii) to the knowledge of the Seller any associate, relative or other related party of any person referred to in clause (i) or (ii). Except as set forth in Section 2.20 of the Seller Disclosure Schedule, none of the persons named in clause (i) (or to the knowledge of the Seller clauses (ii) or (iii)) of the preceding sentence, directly or indirectly, (x) owns any interest in any asset used or held for use in connection with the business and operations of the Company or any subsidiary of the Seller, (y) owns or has any interest in a supplier, customer or competitor of the Company or any subsidiary of the Company, or (z) has received any loans from or is otherwise a debtor of, or made any loans to or is otherwise a creditor of, the Company or any subsidiary of the Company.

      Section 2.21 Absence of Undisclosed Liabilities. To the knowledge of the Seller, except as described in Section 2.21 of the Seller Disclosure Schedule or as otherwise disclosed in this Agreement, the Company has no liabilities or obligations (whether direct, indirect, accrued or contingent) other than liabilities and obligations which would not have a Company Material Adverse Effect.

      Section 2.22 Relationship with Custom To the knowledge of the Seller, no material customer of the Company (including payors and pharmaceutical companies) has, since January 1, 2000 and on or prior to the date hereof, threatened to cancel or otherwise terminate its relationship with the Company, or to materially decrease its usage of the services of the Company (it being agreed that requests for proposals from customers shall not be considered any such threat). For purposes of this Section 2.22 only, "knowledge of the Seller" includes (in addition to the knowledge of the persons set forth in Section 9.10(b) of the Seller Disclosure Schedule) the knowledge of Richard Shiner or Dan Segedin.

      Section 2.23 Full Disclosure. No representation or warranty of the Seller made in this Agreement or in any ancillary agreement, nor any written statement furnished to the Purchaser pursuant to this Agreement or any ancillary agreement or in connection with the transactions contemplated thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statement in question not misleading. Each of the schedules attached hereto is a true, complete and accurate list or description, as appropriate, of the items purported to be listed or described on that schedule.

                             ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            Except as set forth in the disclosure schedule being delivered by the Purchaser to the Seller (the "Purchaser Disclosure Schedule"), the Purchaser represents and warrants to the Seller as follows:

      Section 3.1 Organization and Authority of the Purchaser.

            (a) The Purchaser and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now being conducted. The Purchaser and each of its subsidiaries is duly qualified to do business and in good standing and is duly licensed, authorized or qualified to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had a Purchaser Material Adverse Effect. "Purchaser Material Adverse Effect" means a change or effect that is materially adverse to (A) the business, financial condition or results of operations of the Purchaser and its subsidiaries taken as a whole, but shall not include any changes or effects (x) relating to or resulting from general economic, political or market conditions after the date of this Agreement, including (i) changes after the date of this Agreement in any Law or in the interpretation of any Law by any Governmental Entity and (ii) changes in GAAP, (y) resulting from the execution or announcement of this Agreement or compliance with the terms hereof or (z) generally affecting the industries in which the Purchaser and its subsidiaries operate or (B) the ability of the Purchaser and its subsidiaries to consummate the transactions contemplated hereby or by the Other Transaction Agreements. "Other Transaction Agreements" means the Certificates of Designation, the Stockholders' Agreement, the Purchaser Warrants, the Purchaser Notes, the Indenture and the Registration Rights Agreements.

            (b) The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and the Other Transaction Agreements, to perform its obligations under this Agreement and the Other Transaction Agreements and to consummate the transactions contemplated by this Agreement and the Other Transaction Agreements. The execution and delivery of each of this Agreement and the Other Transaction Agreements by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of Purchaser and no other corporate actions or proceedings on the part of the Purchaser are necessary to authorize this Agreement or the Other Transaction Agreements or for the Purchaser to consummate the transactions contemplated hereby or thereby.

            (c) This Agreement has been duly and validly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by the Seller) constitutes a legal, valid and binding obligation of the Purchaser, enforce able against the Purchaser in accordance with its terms, subject to limitations imposed by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and general equitable principles. Upon execution and delivery thereof at the Closing, each of the Other Transaction Agreements will have been duly and validly executed and deliv-ered by Purchaser and (assuming due authorization, execution and delivery by any other parties thereto) will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to limitations imposed by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and general equitable principles.

            (d) The Purchaser Notes have been duly authorized and, at the Closing, the Purchaser Notes and the guarantees thereof by the Guarantors will have been duly executed by the Purchaser and the Guarantors, as the case may be, and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered as provided in this Agreement, will constitute legal, valid and binding obligations of the Purchaser and the Guarantors, as the case may be, enforceable against the Purchaser and the Guarantors in accordance with their terms, subject to limitations imposed by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and general equitable principles, and will be entitled to the benefits of the Indenture.

            (e) The Purchaser has heretofore delivered to the Seller true and complete copies of the certificate of incorporation and bylaws or similar organizational documents of the Purchaser and each of its subsidiaries.

      Section 3.2 Capitalization; Ownership of Subsidiaries. (a) The authorized capital stock of the Purchaser consists of 50,000,000 shares of Purchaser Common Stock, and 5,000,000 shares of preferred stock, par value $0.01 per share ("Purchaser Preferred Stock"). As of the date of this Agreement, there were 25,040,884 shares of Purchaser Common Stock and no shares of Purchaser Preferred Stock issued and outstanding, and no shares of Purchaser Common Stock held in Purchaser's treasury. As of the date of this Agreement, no shares of Purchaser Common Stock or Purchaser Preferred Stock were reserved for issuance, except as set forth in Section 3.2(a) of the Purchaser Disclosure Schedule. All issued and outstanding shares of Purchaser Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as referred to above or as reflected in Section 3.2(a) of the Purchaser Disclosure Schedule, there are no outstanding subscription, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Purchaser Common Stock or Purchaser Preferred Stock or any other equity securities of the Purchaser or any securities representing the right to purchase or otherwise receive any shares of Purchaser Common Stock or Purchaser Preferred Stock or other equity securities of the Purchaser.

            (b) The Purchaser Preferred Shares have been duly authorized for issuance pursuant to this Agreement and, when issued and delivered by the Purchaser pursuant to this Agreement, will be validly issued and fully paid and non-assessable, with no personal liability attaching to the ownership thereof. The issuance of the Purchaser Preferred Shares is not subject to any preemptive or other similar rights of any securityholder of the Purchaser. The shares of Purchaser Common Stock issuable upon conversion of the Purchaser Series B Preferred Shares have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and the issuance of such shares upon such conversion will not be subject to any preemptive or other similar rights of any security-holder of the Purchaser.

            (c) Subject to the receipt of the necessary approvals from the stockholders of the Purchaser, the Class B Purchaser Shares issuable upon the conversion of the Purchaser Preferred Shares shall have been duly authorized upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and fully paid and non-assessable, with no personal liability attaching to the ownership thereof. The issuance of the Class B Purchaser Shares shall not be subject to any preemptive or other similar rights of any security-holder of the Purchaser. The shares of Purchaser Common Stock issuable upon conversion of the Class B Purchaser Shares shall have been duly authorized upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non- assessable, with no personal liability attaching to the ownership thereof, and the issuance of such shares upon such conversion will not be subject to any preemptive or other similar rights of any security-holder of the Purchaser.

            (d) The Purchaser Warrants have been duly authorized and, at the Closing, will have been duly executed by the Purchaser and, when authenticated, issued and delivered in the manner provided for in this Agreement, will constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to limitations imposed by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and general equitable principles. The Purchaser Warrant Shares issuable upon the exercise of the Purchaser Warrants have been duly authorized and reserved for issuance upon such exercise by all necessary corporate action and such shares, when issued upon the exercise of the Purchaser Warrants, will be validly issued and will be fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and the issuance of such shares upon such exercise will not be subject to any preemptive or other similar rights of any security-holder of the Purchaser.

      Section 3.3 Consents and Approvals; No Violations. (a) No filing or registration with, and no permit, authorization, certificate, waiver, license, consent or approval of, any Governmental Entity is necessary for execution, delivery or performance by the Purchaser of this Agreement or any of the Other Transaction Agreements, or the performance by the Purchaser of its obligations under the Purchaser Preferred Shares or the Purchaser Notes, except (x) for the applicable requirements of the HSR Act,
(y) for the filing of the Certificates of Designation with the Secretary of State of the State of Delaware, or (z) as a result of facts or circumstances particular to the Seller.

            (b) Neither the execution and delivery of this Agreement or any of the Other Transaction Agreements by the Purchaser nor the consummation by the Purchaser of the transactions contemplated hereby or thereby nor compliance by the Purchaser with any of the provisions hereof or thereof or of the Purchaser Preferred Shares or the Purchaser Notes will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Purchaser or any subsidiary of the Purchaser, (ii) require the consent or waiver of any person (other than a Governmental Entity) or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) or result in the imposition of or the creation of any Lien upon any of the assets or properties of the Purchaser or any of its subsidiaries pursuant to or under, any of the terms, conditions or provisions of any note, lease, license, contract or agreement to which the Purchaser or any subsidiary of the Purchaser is a party or by which the Purchaser or any subsidiary of the Purchaser, or any of their respective assets, is bound or (iii) violate any order, writ, injunction, decree or Law applicable to the Purchaser or any subsidiary of the Purchaser, except in the case of (ii) or (iii), for violations, breaches or defaults which, or consents or waivers the absence of which, individually or in the aggregate, have not had and would not have a Purchaser Material Adverse Effect.

      Section 3.4 Absence of Certain Changes. Since December 31, 1999 (i) the businesses of the Purchaser and its subsidiaries have been conducted only in the ordinary course of business, (ii) neither the Purchaser nor any subsidiary has taken any of the actions set forth in Section 4.2(b) hereof, assuming that Section 4.2(b) applied to the period since December 31, 1999 and (iii) the Purchaser has not suffered a Purchaser Material Adverse Effect.

      Section 3.5 Availability of Funds. Purchaser has delivered to Rite Aid commitment letters providing for financing of the transaction contemplated by this Agreement, subject to the conditions set forth in such letters. Copies of all such commitment letters are attached to this Agreement. Purchaser shall not modify or amend any such commitment letters or the JLL Purchase Agreement without the prior written consent of Seller.

      Section 3.6 Investment. The Purchaser, with respect to all of the Com-pany Shares to be acquired by it hereunder, is not acquiring such securities with a present view to, or with any present intention of, distributing or reselling any thereof in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to the Purchaser's right at all times to sell or otherwise dispose of all or any part of such Company Shares under an effective registration statement under the Securities Act and other applicable State securities laws or under an exemption from such registration requirements, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control.

      Section 3.7 Business Combination Provision; Takeover Laws; Rights Plan. The Purchaser's Board of Directors has approved (including for purposes of rendering inapplicable Section 203 of the Delaware General Corporation Law) this Agreement and the Other Transaction Agreements, the transactions contemplated hereby and thereby and the issuance of all securities of the Purchaser contemplated to be issued hereby or thereby. No "fair price", "control share acquisition" or other similar anti-takeover statute applicable to the Purchaser (collectively, "Takeover Laws") will prevent or delay such transactions or issuances. The Purchaser has not adopted or resolved to adopt a "shareholder rights plan" or similar plan.

      Section 3.8 Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co., the fees and expenses of which will be paid by the Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or any subsidiary of the Purchaser.

      Section 3.9 No Implied Representations. The Purchaser acknowledges that the Seller is not making any representations or warranties regarding the Business other than as explicitly set forth in this Agreement. The Purchaser agrees that it shall not assert any claims against or seek any damages or other remedies (including pursuant to any implied warranties or similar rights, which the Purchaser expressly and irrevocably waives and agrees not to seek to enforce) from the Seller or any of its representatives for any matters relating to the Business or the other matters contemplated hereby except for fraud or as explicitly set forth herein.

      Section 3.10 Incorporation of Additional Representations. Each of the representations and warranties of the Purchaser set forth in that certain stock purchase agreement, dated the date hereof, by and between the Purchaser and Joseph Littlejohn & Levy Inc. or any of its affiliates ("JLL") pursuant to which JLL will purchase capital stock of the Purchaser (the "JLL Purchase Agreement") is incorporated into this Agreement by reference and Seller shall be entitled to rely on such representations and warranties to the same extent as Seller would be entitled to rely thereon pursuant to the terms of this Agreement had such incorporated representa-tions and warranties been fully and actually set forth herein.

      Section 3.11 Full Disclosure. No representation or warranty of the Pur-chaser made in this Agreement or in any ancillary agreement, nor any written statement furnished to the Seller pursuant to this Agreement or any ancillary agreement or in connection with the transactions contemplated thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statement in question not misleading. Each of the schedules attached hereto is a true, complete and accurate list or description, as appropriate, of the items purported to be listed or described on that schedule.


                             ARTICLE IV
                              COVENANTS

      Section 4.1 Conduct of the Business of the Company.

            (a) During the period from the date hereof to the Closing Date, the Seller shall, except as otherwise expressly provided in this Agreement, cause the Company to operate only in the ordinary course of business consistent with past practice. The Seller shall, and shall cause the Company to, use all reasonable efforts to preserve intact the present organization of the Business, keep available the services of the present officers and employees of the Company and preserve the Company's relationships with customers, suppliers, and others having significant business dealings with the Business.

            (b) Without limiting the generality of the foregoing, and except as set forth in Section 4.1 of the Seller Disclosure Schedule or as otherwise expressly provided in this Agreement, from the date of this Agreement to the Closing Date, the Seller shall cause the Company and each of its subsidiaries not to, without the written consent of the Purchaser:

                  (i) amend its certificate of incorporation or by-laws (or other similar organizational documents) or alter through merger, liquidation, reorganization, restructuring or in any other fashion, the corporate structure or ownership of the Company or any of its subsidiaries;

                  (ii) issue, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of capital stock of the Company or any subsidiary of the Company, or any securities convertible into, or exchangeable for, any such shares or amend the terms of any such securities or agreements outstanding on the date hereof;

                  (iii)(A) subject to Section 4.1(c), declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, or (B) redeem, repurchase or otherwise acquire any of its securities or split, combine or reclassify any shares of its capital stock;

                  (iv) (A) subject to Section 4.1(c), transfer, sell, lease, license or dispose of any material assets or rights, unless in the ordinary course of business consistent with past practice; or
      (B) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of or by any other manner any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets in the ordinary course of business and consistent with past practices);

                  (v) other than transactions with wholly-owned subsidiaries of the Company, (A) incur, assume, discharge, cancel or prepay any material indebtedness or other obligation or issue or sell any debt securities or rights to acquire any debt securities, (B) assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person, (C) other than in the ordinary course of business except with respect to Seller and subsidiaries of Seller solely in accordance with Section 4.1(b)(ix) make any loans, advances or capital contributions to, or investments in, any other person; (D) change the Company's practices with respect to the timing of payments or collections; (E) pledge or otherwise encumber shares of capital stock of the Company and its subsidiaries; or (F) mortgage or pledge any of its assets or permit to exist any Lien (other than Company Permitted Liens) thereupon;

                  (vi) enter into, adopt, amend or terminate any employee benefit plan, or increase in any material respect the compensation or fringe benefits of any officer or employee of the Company or pay any benefit not required by any existing plan, except in the ordi-nary course of business or as required by applicable law or existing contractual arrangements;

                  (vii) enter into any employment or severance agreement with any employee, or adopt or enter into any collective bargaining agreement;

                  (viii) enter into, amend, assign or terminate any Company Contract, except in the ordinary course of business and consistent with past practices;

                  (ix) enter into any agreement or engage in any trans-actions with the Seller or its subsidiaries (other than the Company and its subsidiaries) or any director, officer, employee or greater than 5% shareholder of Seller or its subsidiaries other than in the ordinary course of business and consistent with past practices and on a basis no less favorable than would at the time be obtainable for a comparable transaction in arm's-length dealing with an unrelated third party;

                  (x) settle or compromise any material litigation of the Company or any of its subsidiaries (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims, liabilities or obligations not required to be paid, individually in an amount in excess of $1 million per year;

                  (xi) change or agree to change any accounting method or policy other than as required by GAAP or by Law;

                  (xii) change, or agree to change, any business policies which relate to advertising, pricing, personnel, labor relations, sales, returns or product acquisitions, in each case in a manner which would have a Company Material Adverse Effect;

                  (xiii) settle or compromise any material Tax liability;

                  (xiv) make any capital expenditures; or

                  (xv) take, or agree in writing or otherwise to take, any of the foregoing actions.

            (c) Notwithstanding anything herein to the contrary, prior to the Closing, the Seller shall be permitted to (i) cause the Company or any of its subsidiaries to sell, transfer, or otherwise dispose of (including by way of a dividend or distribution to the Seller) all or any portion of the Company's or such subsidiary's interest in the Designated Real Property, provided that the Company shall not have any liability or obligation with respect to such sale, transfer or other disposition, other than any liabilities or obligations that reduce or count against the EBITDA Amount; and/or (ii) cause the Company or any of its subsidiaries to enter into a lease with respect to the Designated Real Property and a related agreement concerning parking arrangements in the forms substantially similar to those set forth in Section 4.1(c) of the Seller Disclosure Schedule.

            (d) The Seller and the Purchaser acknowledge that each of the current officers or employees of the Company listed in Section 4.1(d) of the Seller Disclosure Schedule: (i) is currently a party to or is bound by an employment agreement (a "Current Employment Agreement") entered into by and between the Company and such officer or employee and (ii) has, on or prior to the date hereof, delivered a term sheet to the Purchaser which sets forth the terms and conditions pursuant to which such officer or employee shall be employed by the Company from and after the Closing Date. From the date of this Agreement to the Closing Date, the Seller shall not, and it shall cause the Company not to, breach any provision of any such Current Employment Agreement, terminate any such officer or employee without cause or engage in any acts, or fail to engage in any acts, which would reasonably be expected to give any such officer or employee the right to terminate his or her employment with the Company for "good reason" (or a comparable basis) under his or her Current Employment Agreement.

      Section 4.2 Conduct of the Business of the Purchaser.

            (a) During the period from the date hereof to the Closing Date, the Purchaser shall and shall cause its subsidiaries, except as otherwise expressly provided in this Agreement, to operate only in the ordinary course of business consistent with past practice. The Purchaser shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact its and their present organization, keep available the services of its and their present officers and employees and preserve its and their relationships with customers, suppliers, and others having significant business dealings with it or them.

            (b) Without limiting the generality of the foregoing, and except as set forth in Section 4.2 of the Purchaser Disclosure Schedule or as otherwise expressly provided in this Agreement, from the date of this Agreement to the Closing Date, the Purchaser shall not and shall cause each of its subsidiaries not to, without the written consent of the Seller:

                  (i) amend its certificate of incorporation or by-laws (or other similar organizational documents) or alter through merger, liquidation, reorganization, restructuring or in any other fashion, the corporate structure or ownership of the Purchaser or any of its subsidiaries;

                  (ii) issue, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of capital stock of the Purchaser or any subsidiary of the Purchaser, or any securities convertible into, or exchangeable for, any such shares or amend the terms of any such securities or agreements outstanding on the date hereof;

                  (iii)(A) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, or (B) redeem, repurchase or otherwise acquire any of its securities or split, combine or reclassify any shares of its capital stock;

                  (iv) (A) transfer, sell, lease, license or dispose of any material assets or rights, unless in the ordinary course of business consistent with past practice; or (B) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of or by any other manner any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets in the ordinary course of business and consistent with past practices); provided that the Purchaser may take any action set forth in this clause (B) if and to the extent that such action would not give the financing sources under the Purchaser's financing commitments referenced in Section 3.5 hereof the right not to fund such commitments.

                  (v) other than in the ordinary course of business and other than transactions with wholly-owned subsidiaries of the Pur-chaser, (A) incur, assume, discharge, cancel or prepay any material indebtedness or other obligation or issue or sell any debt securities or rights to acquire any debt securities, (B) assume, guarantee, endorse or otherwise become liable (whether directly, contingently or other wise) for the obligations of any other person, (C) make any loans, advances or capital contributions to, or investments in, any other person; (D) change the Purchaser's practices with respect to the timing of payments or collections; (E) pledge or otherwise encumber shares of capital stock of the Purchaser and its subsidiaries; or (F) mortgage or pledge any of its assets or permit to exist any Lien (other than (i) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and (iii) Liens for Taxes that are (A) not due and payable or (B) being contested in good faith ("Purchaser Permitted Liens")) thereupon;

                  (vi) enter into, adopt, amend or terminate any employee benefit plan, or increase in any material respect the compensation or fringe benefits of any officer or employee of the Purchaser or pay any benefit not required by any existing plan, except in the ordi-nary course of business or as required by applicable law or existing contractual arrangements;

                  (vii) settle or compromise any material litigation of the Purchaser or any of its subsidiaries (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims, liabilities or obligations not required to be paid, individually in an amount in excess of $1 million per year;

                 (viii) change or agree to change any accounting method or policy other than as required by GAAP or by Law;

                  (ix) change, or agree to change, any business policies which relate to advertising, pricing, personnel, labor relations, sales, returns or product acquisitions, in each case in a manner which would have a Purchaser Material Adverse Effect;

                  (x)  settle or compromise any material Tax liability;
      or

                  (xi) take, or agree in writing or otherwise to take, any of the foregoing actions.

      Section 4.3 Access to Information.

            (a) Upon reasonable notice, and subject to applicable law and any applicable contractual restrictions, the Seller shall, and shall cause the Company to, afford to the officers, employees, accountants, counsel and other representatives of the Purchaser reasonable access during normal business hours to all of the Company's offices, facilities, properties, books and records relating to the Business, and the Seller shall furnish promptly to the Purchaser all information concerning the business, properties and personnel of the Business as the Purchaser may reasonably request. All information provided or made available to, or obtained by, the Purchaser or any of its officers, employees, accountants, counsel or other representatives, or by any of the Purchaser's financing sources (or their respective accountants or counsel) shall be kept confidential pursuant to the confidentiality agreement dated December 2, 1999 between the Purchaser and the Seller (the "Seller Confidentiality Agreement"). Notwithstanding the foregoing, the Purchaser shall not have the right to receive or obtain any information relating to Taxes or Tax Returns of the Seller or any of its affiliates, other than information relating solely to the Company and its subsidiaries.

            (b) Upon reasonable notice, and subject to applicable law and any applicable contractual restrictions, the Purchaser shall, and shall cause its subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Seller reasonable access during normal business hours to all of the Purchaser's offices, facilities, properties, books and records, and the Purchaser shall furnish promptly to the Seller all information concerning the business, properties and personnel of the Purchaser and its subsidiaries as the Seller may reasonably request. All information provided or made available to, or obtained by, the Seller or any of its officers, employees, accountants, counsel or other representatives, or by any of the Seller's financing sources (or their respective accountants or counsel) shall be kept confidential pursuant to the confidentiality agreement dated June 19, 2000, between the Seller and the Purchaser (the "Purchaser Confidentiality Agreement" and, together with the Seller Confidentiality Agreement, the "Confidentiality Agreement").

      Section 4.4 Best Efforts.

            (a) Upon the terms and subject to the conditions of this Agree-ment, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any Governmental Entity, including making the filings pursuant to the HSR Act within 10 business days of the date hereof. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Govern mental Entity in connection with this Agreement and the transactions contemplated by this Agreement.

            (b) Notwithstanding the provisions set forth in Section 4.4(a), or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, neither the Company nor any subsidiary of the Company shall be required to divest or hold separate or otherwise take or commit to take any action that materially limits the Purchaser's freedom of action with respect to, or its ability to retain, the Company or any material portions of the businesses, product lines, properties or assets of the Company, without the Purchaser's prior written consent.

            (c) Notwithstanding the provisions set forth in Section 4.4(a), or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, neither the Seller nor any subsidiary of the Seller shall be required to divest or hold separate or otherwise take or commit to take any action that materially limits Seller's freedom of action with respect to, or its ability to retain, any material portions of the businesses, product lines, properties or assets of the Seller or any subsidiary of the Seller, without the Seller's prior written consent.

      Section 4.5 Further Assurances; No Hindrances. From time to time after the Closing, without additional consideration, each of the Seller and the Purchaser will execute and deliver such further instruments and take such other action as may be necessary to make effective the transactions contemplated by this Agreement or any of the Other Transaction Agreements. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts (i) to cause all conditions precedent to its obligations to consummate the transactions contemplated hereby to be satisfied and (ii) not to take, or cause to be taken, any actions to hinder or delay the consummation of the transactions contemplated hereby.

      Section 4.6 Employee Matters.

            (a) For a period of one year after the Closing Date, the Purchaser shall, or shall cause the Company and its subsidiaries to, provide, at the election of the Purchaser, each employee of the Company and its subsidiaries with benefits (including pension and welfare benefits) that are substantially comparable to either (i) the benefits provided under the benefit plans applicable to such persons as in effect immediately prior to the Closing or (ii) the benefits provided to similarly situated employees of the Purchaser as of the Closing Date. To the extent that service is relevant for eligibility, vesting or health or welfare benefit calculations or allowances (including entitlement to vacation and sick days) under any benefit plan or arrangement covering current or former employees of the Company or its subsidiaries, such plan or arrangement shall credit such employees for service credited for comparable purposes prior to the Closing Date, provided, however, that such service shall not be recognized to the extent that such service would result in a duplication of benefits. Subject to the foregoing, nothing in this Section 4.6(a) shall be construed to restrict the right of the Company or its subsidiaries to terminate or modify such benefit plans.

            (b) For a period of one year following the Closing Date, the Purchaser shall ensure that each employee of the Company and its subsidiaries shall continue to be paid base salary at no lower a rate than in effect immediately prior to the Closing, provided, however, that the Purchaser may make appropriate adjustments to such salary in individual cases based on merit and performance in a manner consistent with the treatment of other similarly situated employees of the Purchaser and its subsidiaries.

            (c) From and after the Closing, the Purchaser shall, and shall cause the Company and each of its subsidiaries to, assume, honor and perform in accordance with its terms each of the employment, severance and other compensation agreements and arrangements which have been disclosed in Section 2.5 or Section 2.12(a)(xii) of the Seller Disclosure Schedule. The provisions of this Section 4.6(c) are intended to be for the benefit of, and shall be enforceable by, the individuals who are parties to such agreements and arrangements.

            (d) The Purchaser acknowledges that it values and desires to have continued following the Closing Date the skills and services of the employees of the Company and its subsidiaries, and currently intends to maintain all such employees following the Closing Date; provided, however, that this Section 4.6 shall not be construed to create any right to employment or to limit the ability of the Purchaser or any of its affiliates to terminate the employment of any of such employees at any time.

      Section 4.7 Access to Records. (a) The Purchaser agrees that it shall preserve and keep all books and records in respect of the Business that relate to periods prior to the Closing, or to matters for which the Seller may be required to provide indemnification hereunder, for a period of six years from the Closing Date (or any longer period required by applicable law or until the final resolution of any matters for which the Seller may be required to provide indemnification hereunder), and shall give the Seller reasonable access to such books and records during normal business hours.

            (b) Subject to applicable law and any applicable contractual restrictions, if following the Closing a party hereto (or its subsidiaries) is in possession of any information relating to the Business which the other party requires in order to prepare documents required to be filed with Governmental Entities or its financial statements, such party shall furnish such information to the other party as soon as reasonably practicable following a written request for such information.

      Section 4.8 Notice of Possible Breach. Prior to the Closing, if any party to this Agreement shall become aware of any fact, event or circumstance that would constitute a breach of this Agreement by the other party or that would result in the failure to satisfy any condition set forth in Article V, such party shall promptly notify the other party thereof in writing. The parties shall thereupon provide reasonable cooperation to cure or remedy such breaches or satisfy such closing conditions.

      Section 4.9 Supplemental Disclosure. From time to time prior to the Closing, the Seller will, and will cause the Company to, promptly following its becoming aware thereof supplement or amend the Seller Disclosure Schedule with respect to any matter hereafter arising or discovered which, if known, existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Seller Disclosure Schedule. From time to time prior to the Closing, the Purchaser will, promptly following its becoming aware thereof supplement or amend the Purchaser Disclosure Schedule with respect to any matter hereafter arising or discovered which, if known, existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Purchaser Disclosure Schedule. Any supplement or amendment of the Seller Disclosure Schedule or the Purchaser Disclosure Schedule made pursuant to this Section 4.9 shall not be deemed to cure any breach or inaccuracy of any representation or warranty made in this Agreement.

      Section 4.10 Notices of Certain Events. The Seller shall, and shall cause the Company to, notify the Purchaser in writing and the Purchaser shall notify the Seller in writing of:

            (a) any notice or other communication received by the Seller, the Company or the Purchaser, as the case may be, from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

            (b) any notice or other communication from any Governmental Entity received by the Seller, the Company or the Purchaser, as the case may be, that relates to the transactions contemplated by this Agreement or that is materially significant to the Business; and

            (c) any actions, suits, claims, investigations or proceedings commenced or, to the Seller's or the Purchaser's, as the case may be, knowledge threatened against, relating to or involving or otherwise affecting the Seller, the Company or the Purchaser, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement.

      Section 4.11 Confidentiality. From the Closing Date until the fifth anniversary of the Closing Date, the Seller will not, and will not permit its subsidiaries or any of their respective affiliates to, disclose to any person without the prior written consent of the Purchaser any confidential or non-public information relating to or concerning the Business (the "Confidential Information"), unless (i) disclosure is required to be made under applicable Law or (ii) such information is or becomes generally available (a) to the public other than as a result of disclosure by the Seller in violation of this Section 4.11 or (b) to the Seller on a non-confidential basis from a source, other than the Company or the Purchaser, which to the knowledge of the Seller, is not prohibited from disclosing the confidential information by contractual, legal or fiduciary obligation. The Seller shall notify the Purchaser promptly after receipt by the Seller of any request for such information.

      Section 4.12 Insurance. The Seller shall keep, or cause to be kept, all material insurance policies maintained by the Seller for the benefit of the Business, or suitable replacements therefor (which may include policies containing terms equal or more favorable than the policies that they are replacing), in full force and effect up to the Closing. To the extent the Seller or any of its subsidiaries receives, whether before or after the Closing Date, any proceeds from any insurance policy with respect to the Business, the Seller shall or shall cause its subsidiary to pay over to the Company such proceeds as promptly as practicable.

      Section 4.13 Non-Solicitation of Employees.

            (a) From and after the date hereof, the Seller shall not, without the prior written approval of the Purchaser, for a period of two years from the Closing Date, directly or indirectly, solicit, encourage, entice or induce any person who is an employee of the Company or any of its subsidiaries at the date hereof or who becomes an employee of the Company or any of its subsidiaries after the date hereof but prior to the Closing Date, to terminate his or her employment with the Company or any of its subsidiaries, or hire or employ any person who is an employee of the Company or any of its subsidiaries at the date hereof or who becomes an employee of the Company or any of its subsidiaries after the date hereof but prior to the Closing Date; provided that the foregoing shall not apply to persons who approach the Seller or any of its subsidiaries for the purposes of employment or who are hired as a result of the use of an independent employment agency where contact between such person and the independent employment agency was initiated by such person or as a result of the use of a general solicitation (such as an advertisement) not specifi-cally directed to employees of the Company.

            (b) If it is ever held that the restriction placed on any party to this Agreement by this Section 4.13 is too onerous and is not necessary for the protection of the other party or parties hereto, each party to this Agreement agrees that any court of competent jurisdiction may impose lesser restrictions which such court may consider to be necessary or appropriate to properly protect the other party or parties hereto.

      Section 4.14 1998 Purchase Agreement. (a) Promptly following the Closing, the Seller shall assign to the Company all of the Seller's rights under the Stock Purchase Agreement, dated as of November 17, 1998 (the "1998 Purchase Agreement"), between the Seller and Eli Lilly and Company ("Lilly"), subject to obtaining Lilly's consent to such assignment. The Seller shall use its reasonable efforts to obtain the consent of Lilly to such assignment in form and substance satisfactory to Purchaser. Beginning on the date hereof and until such consent is obtained, the Seller shall use its reasonable efforts to secure the benefits of such rights for the Company. Promptly following the Closing, the Purchaser shall cause the Company to assume any obligations of the Seller under the 1998 Purchase Agreement which arise after the Closing, subject to obtaining Lilly's consent to such assumption. The Seller shall use its reasonable efforts to obtain the consent of Lilly to such assumption in form and substance satisfactory to the Purchaser. From and after the date on which Lilly has consented to such assignment and assumption (the "Assignment Date"), the Purchaser shall, and shall cause the Company and each of the Company's subsidiaries to, provide reasonable cooperation to the Seller in connection with the Seller's performance of any of its obligations under the 1998 Purchase Agreement which arise prior to the Closing.

            (b) From and after the Assignment Date, the Purchaser shall, and shall cause the Company and each of its subsidiaries to, perform and comply with all of the Seller's obligations and agreements under the 1998 Purchase Agreement arising after the Assignment Date.

            (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Seller and its representatives, officers, directors, employees, agents, advisors and affiliates (collectively, the "Seller Indemnitees") suffers or incurs any judgments, fines, penalties, losses, claims, liabilities, damages, demands, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, and any interest thereon and any costs and expenses, including reasonable attorneys' fees in connection therewith (collectively, "Damages"), with respect to any matter or event occurring or arising prior to or after the Closing for which such Seller Indemnitee would have been entitled to indemnification from Lilly under the terms of the 1998 Purchase Agreement had the transactions contemplated hereby not occurred, then the Purchaser shall, and shall cause the Company and its subsidiaries to, on behalf of the Seller Indemnitees and for their benefit, use its and their reason able efforts to pursue all claims for such indemnification under the 1998
Purchase Agreement with respect to any such Damages. The Purchaser shall use its reasonable efforts not to, and shall cause each of its affiliates (including the Company and its subsidiaries) to use its reasonable efforts not to, take or fail to take any action (including agreeing to any amendment or waiver) that would limit or otherwise adversely affect any indemnification rights of the Purchaser or any of its affiliates (including the Company and its subsidiaries), or the Seller or any of its affiliates under the 1998 Purchase Agreement.

      Section 4.15 Purchaser Stockholder Meeting. The Purchaser, acting through its Board of Directors, shall, in accordance with applicable law:

                  (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") promptly following (but in no event before) the Closing for the purpose of considering and taking action upon a proposal to approve each and every transaction contemplated hereby or by any of the Other Transaction Agreements which under applicable Law or the rules of the Nasdaq National Market is required to be approved by the shareholders of the Purchaser (including any necessary amendments to the Purchaser's Certificate of Incorporation) (the "Purchaser Stock holder Proposal");

                  (ii) prepare and file with the Securities and Exchange Com mission a preliminary proxy statement relating to the Purchaser Stockholder Proposal and use its reasonable best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with the Seller, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its shareholders and (y) to obtain the necessary approval of the Purchaser Stockholder Proposal by its shareholders; and

                  (iii) include in the Proxy Statement the recommendation of its Board of Directors that shareholders of the Purchaser vote in favor of the approval of the Purchaser Stockholder Proposal.

      Section 4.16 Nasdaq National Market. The Purchaser shall use its reason able best efforts to cause the shares of Purchaser Common Stock to be issued upon conversion of the Purchaser Series B Preferred Shares and the Class B Purchaser Shares and the Purchaser Warrant Shares to be issued upon exercise of the Purchaser Warrants to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, as promptly as possible (subject in the case of the Class B Purchaser Shares to the approval of the Purchaser Stockholder Proposal).

      Section 4.17 Nonsolicitation. Except with respect to this Agreement, none of the Seller, any subsidiary of the Seller, or any director, officer, employee or Representative of the Seller or any of its subsidiaries may directly or indirectly (1) solicit, initiate, encourage or knowingly facilitate (including by way of furnishing information) any inquiries relating to, or the making of, any Acquisition Proposal by any person, or
(2) have any discussion with or furnish any confidential information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal. The Seller shall, and will cause its officers, directors and Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal and Seller will use its reasonable best efforts to cause such parties to return or destroy confidential information concerning the Company provided to such parties by or on behalf of the Seller (which efforts will include directing J.P. Morgan & Co., Inc. to request such return or destruction). The Seller shall promptly inform its directors, officers, employees, and Representatives of the obligations undertaken in this Section 4.18. "Acquisition Proposal" means any proposal or offer (whether or not in writing) to acquire in any manner, directly or indirectly, any Company Shares, any shares of capital stock or other securities of the Company or any of its subsidiaries or all or any material portion of the assets or properties of Company or any of its subsidiaries. "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative.

      Section 4.18 Restrictive Covenants.

            (a) As a material inducement to the Purchaser to enter into this Agreement, the Seller and its controlled affiliates shall not engage for a term of ten (10) years after the Closing Date in pharmacy claims processing, retail pharmacy network management, mail service pharmacy, rebate management or the negotiation and performance of drug manufacturer agreements (a "Restricted Business"); provided that it shall not be a violation of this subsection for the Seller or any of its controlled affiliates to: (i) acquire or own less than five percent (5.0%) of any class of securities of any entity engaged in a Restricted Business that is listed on any securities exchange or otherwise publicly traded; (ii) acquire or own any interest in any entity engaged in a Restricted Business so long as such Restricted Business does not contribute more than ten percent (10%) of the revenues of such entity and the Seller on a pro forma combined basis for twelve month period ending at the time of such acquisition; (iii) acquire or own any interest in any entity engaged in a Restricted Business that contributes more than ten percent (10%) of the revenues of such entity and the Seller on a pro forma combined basis for the twelve month period ending at the time of such acquisition; provided that within one year following such acquisition, the Seller disposes of such Restricted Business or portions thereof so that such Restricted Business does not then contribute more than ten percent (10%) of the revenues of such entity and the Seller on a combined basis; (iv) continue to comply with its current contractual commitments to drugstore.com; (v) obtain volume discounts and rebates for purchases and sales of drugs through the Seller's or any of its controlled affiliates' retail chain stores, provided that except as required by law such discounts and rebates shall be solely for the Seller's or such affiliates' own accounts and shall not be shared with any third parties; (vi) acquire or own a mail service pharmacy for its own account for individual consumers, provided such services are neither marketed nor provided to third parties; or (vii) be acquired, owned or controlled by any third party engaged in a Restricted Business. Any acquisition or investment made by the Seller or any of its controlled affiliates which is permissible under this Section 4.18 at the time when made cannot thereafter be the basis of a claim of violation of this Section 4.18.

            (b) Notwithstanding anything contained herein to the contrary, in the event of a breach or threatened breach of the covenants contained in
Section 4.18(a) hereof, Purchaser may, in addition to any other available remedies, be entitled to an injunction enjoining the Seller and its affiliates or any person or persons acting for or with the Seller in any capacity whatsoever from violating any of the terms herein, in accordance with applicable law regarding the award of an equitable remedy.

      Section 4.19 Transition Services. For a period of up to six months following the Closing, at the request of the Purchaser, the Seller will provide to the Company administrative and other transition services; provided that the Seller shall only be obligated to provide those types of services that the Seller has historically provided to the Company, and the Seller shall not be obligated to provide any higher level or quantity of such services than the Seller has historically provided to the Company. The Company shall reimburse the Seller for the Seller's full cost of providing such services, promptly after the Seller submits reasonably detailed invoices therefor to the Purchaser.

      Section 4.20 OIG Investigation.

            (a) During the period from the date hereof to the Closing Date, the Seller shall, and shall cause the Company to, deliver to the Purchaser, as promptly as practicable, a copy of any filing, notice, communication or other document sent to or received from the OIG with respect to the investigation described in the investigative subpoena issued to the Company by the OIG on November 23, 1999 (the "OIG Investigation").

            (b) During the period from the date hereof to the Closing Date, the Seller shall, and shall cause the Company to, consult with the Purchaser on a regular basis with respect to the OIG Investigation and shall advise the Purchaser of any material developments in the OIG Investigation promptly after becoming aware of such developments.

            (c) Notwithstanding any provision of Section 4.20(a) or (b) to the contrary, neither the Seller nor the Company shall be required to take any action which would constitute a partial or complete waiver of either the Seller's or the Company's attorney-client or other privilege.

      Section 4.21 Voting Agreements. The Purchaser shall use its reasonable best efforts to obtain, prior to the record date for the Special Meeting, a voting agreement in substantially the form attached hereto as Exhibit F from each of the stockholders of the Purchaser listed in such Exhibit F.

      Section 4.22 Service Agreement. Prior to the Closing, the Seller and the Purchaser shall discuss in good faith the terms of a possible PBM services agreement between the Company and the Seller. Such service agreement, if concluded between the parties, would become effective as of the Closing and would expire on the tenth anniversary of the Closing.

      Section 4.23 Humana Agreement. Prior to the Closing, with respect to the anticipated discussions between the Company and Humana regarding a possible pharmacy benefit management agreement between the Company and Humana, the Seller agrees that the Company will not, without the prior consent of the Purchaser, make any substantive offers or proposals to Humana in the course of such discussions, or enter into such agreement.


                                 ARTICLE V
                                 CONDITIONS

      Section 5.1 Conditions to Each Party's Obligations. The respective obligation of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions, unless waived in writing by each of the parties hereto:

            (a) No statute, rule, regulation, order, decree, temporary restraining order or injunction shall have been enacted, entered, promulgated or enforced by a United States Governmental Entity which prohibits or materially restricts the consummation of the transactions contemplated by this Agreement and shall be in effect.

            (b) Any applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated and all other material authorizations, consents, approvals, or clearances of any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

      Section 5.2 Conditions to Obligations of the Purchaser. The obligation of the Purchaser to effect the transactions contemplated by this Agreement is further subject to the satisfaction of each of the following conditions, unless waived in writing by the Purchaser:

            (a) The representations and warranties of the Seller contained in Article II of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made at the Closing, except that representations and warranties which are made as of a specific date need only be true and correct in all material respects as of such date.

            (b) The Seller shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing.

            (c) The Purchaser shall have received a certificate of an executive officer of the Seller to the effect that the conditions set forth in Sections 5.2(a) and 5.2(b) above have been satisfied.

            (d) The Purchaser shall have received evidence reasonably satisfactory to it of the approval of the required lenders to the Seller of the transactions contemplated by this Agreement (including evidence of the release of liens of such lenders on any stock or assets of the Company).

            (e) Purchaser shall have received debt and equity financing sufficient to consummate the transactions contemplated by this Agreement, provided that this condition shall be deemed satisfied if the Purchaser shall have materially breached its obligations under Section 4.5 hereof.

      Section 5.3 Conditions to Obligations of the Seller. The obligation of the Seller to effect the transactions contemplated by this Agreement is further subject to the satisfaction of each of the following conditions, unless waived in writing by the Seller:

            (a) The representations and warranties of the Purchaser in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made at the Closing, except that representations and warranties which are made as of a specific date need only be true and correct in all material respects as of such date.

            (b) The Purchaser shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing.

            (c) The Seller shall have received from an executive officer of the Purchaser a certificate, to the effect that the conditions set forth in Sections 5.3(a) and 5.3(b) above have been satisfied.

            (d) The required lenders to the Seller shall have consented to this Agreement and the transactions contemplated hereby.


                                 ARTICLE VI
                         TERMINATION AND AMENDMENT

      Section 6.1 Termination.  This Agreement may be terminated:

            (a) at any time prior to the Closing, by mutual written consent of the Seller and the Purchaser;

            (b) at any time on or after the seventh business day after the date hereof, by the Purchaser, if the Seller shall not theretofore have notified the Purchaser of the satisfaction of the condition set forth in
Section 5.3(d);

            (c) at any time on or after the tenth business day after the date hereof, by the Seller, if the condition set forth in Section 5.3(d) shall not theretofore have been satisfied;

            (d) at any time prior to the Closing, by either the Seller or the Purchaser if the Closing shall not have occurred on or before December 31, 2000 (unless the failure to consummate the Closing by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

            (e) at any time prior to the Closing, by either the Seller or the Purchaser if any United States court of competent jurisdiction or other competent United States Governmental Entity shall have issued an order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree or injunction or other action shall have become final and nonappealable; or

           (f) at any time prior to the Closing, by either the Purchaser or the Seller if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which if not cured would cause the conditions set forth in
Section 5.2 or Section 5.3, as the case may be, not to be satisfied, provided, however, that as a condition to the right of the party to elect to terminate this Agreement pursuant to the immediately preceding clause, such party shall first provide 30 days' prior notice to the other party specifying in reasonable detail the nature of the condition that such party has concluded will not be satisfied, and the other party shall be entitled during such 30 day period to commence any actions it may elect consistent with the terms of this Agreement to provide reasonable assurance to the first party that such condition will be satisfied prior to December
31, 2000 and provided, further, that if such condition can be satisfied by the other party through the exercise of its best efforts and for so long as that party continues to use such best efforts, the first party may not terminate this Agreement under this Section 6.1(d) prior to December 31, 2000.

      Section 6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders to any other party to this Agreement, except that (a) the provisions of this Section 6.2, Sections 9.7 and 9.11 and the Confidentiality Agreement shall remain in effect notwithstanding such termination and (b) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

      Section 6.3 Amendment. This Agreement may be amended or modified at any time by the parties hereto, but only by an instrument in writing signed on behalf of each of the parties hereto.

      Section 6.4 Extension; Waiver. At any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Neither the failure nor the delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof.

                                ARTICLE VII
                                TAX MATTERS

      Section 7.1 Retention of Records. Each of the Purchaser and the Seller shall retain, and the Purchaser shall cause the Company and its subsidiaries to retain, all Tax Records in its possession for all open Tax Periods ending on or before or including the Closing Date, until six months following the expiration of the statute of limitations (and any extensions thereof) of the respective Tax Periods. "Tax Records" means any Tax Return, Tax Return workpapers, documentation relating to any Audit, and any other books of account or records (whether on paper, computer disk or any other medium) required to be maintained under the applicable Tax Law or under any record retention agreement with any Tax Authority.

      Section 7.2 Cooperation. The Purchaser and the Seller covenant and agree that subsequent to the Closing, upon reasonable notice and during normal business hours, they and their affiliates will (i) give the other party and its representatives information, books and records relevant to the Company or any of its subsidiaries, to the extent necessary to enable the other party to prepare its Tax Returns or determine the amount of any Realized Tax Benefit the amount of which the requesting party may be entitled to receive pursuant to this Agreement, and (ii) provide the other party or its affiliates with such information, books and records as may reasonably be requested in connection with any Tax Return, inquiry, election, audit or other examination by any Tax Authority, or judicial or administrative proceedings relating to liability for Taxes. The Seller and the Purchaser also shall make available to each other, as reasonably requested, and at the expense of the requesting party, knowledgeable employees or advisors of the party or its affiliates of which the request is made and personnel responsible for preparing and maintaining information, books, records and documents in connection with Tax filings, audits, disputes or litigation. Notwithstanding the foregoing or any other provision in this Agreement, neither the Purchaser nor the Company (or any affiliates of either) shall have the right to receive or obtain any information relating to Taxes of the Seller, any of its affiliates, or any of its predecessors other than information relating solely to the Company or any of its subsidiaries.

      Section 7.3 Transfer Taxes. All transfer, documentary, recording, notarial, sales, use, registration, stamp and other similar taxes, fees and expenses (including, but not limited to, all applicable stock transfer, real estate transfer or gains Taxes and including any penalties, interest and additions to such tax) ("Transfer Taxes") incurred in connection with this Agreement and the transactions contemplated hereby shall be borne equally by the Seller and the Purchaser, regardless of which party is obligated to pay such tax under applicable law. The Purchaser and the Seller shall cooperate in timely making and filing all Tax Returns as may be required to comply with the provisions of laws relating to such Transfer Taxes.

      Section 7.4 Exercise of Certain Options and Certain Equity Grants.

            (a) Promptly after an exercise of a option with respect to the common stock of the Seller (each an "Option" and collectively, the "Options") by, or the grant of Seller common stock (together with any cash payment required to be made in connection with the grant of such Seller common stock, the "Seller Equity") to, an employee or former employee of the Company, the Seller shall provide the Company with a report detailing such exercise or grant. On a monthly basis, the Seller shall pay over to the Company the amount of all withholding taxes (the "Withholding Taxes") collected by the Seller in respect of the exercise of such Options or the grant of such Seller Equity in the preceding calendar month and shall provide a report (the "Tax Report") confirming the exercises and grants occurring during such calendar month. The Tax Report shall indicate the amount of any Withholding Taxes due and payable not collected by the Seller. The Purchaser and the Company and each of its subsidiaries acknowledge that the Seller shall not be obligated to take any action to collect Withholding Taxes with respect to Options with respect to the common stock of Seller or Seller Equity other than (i) for exercises effected through any cashless exercise program maintained by the Seller from time to time and (ii) by making demand on optionees engaging in a cash exercise.

            (b) The Purchaser shall cause the Company and each of its Subsidiaries to pay to the proper Governmental Entity (i) all Withholding Taxes received from the Seller pursuant to Section 7.4(a) or otherwise payable in connection with the exercise of the Options and grants of Seller Equity and (ii) the amount of any additional employment Taxes arising under federal, state or local Law ("Employment Taxes") required to be paid with respect to the exercise of any Options or grants of Seller Equity. To the extent the Tax Report indicates that Withholding Taxes have not been collected with respect to any current employees of the Company or any of its subsidiaries, the Purchaser shall cause the Company or the relevant subsidiary to withhold and collect from the wages or other compensation of such current employees the amount of Withholding Taxes not collected by the Seller, and pay to the proper Governmental Entity the amount of any such Withholding Taxes. The Purchaser shall cause the Company and each of its subsidiaries to (i) prepare and file any Tax Returns required to be filed in connection with Withholding Taxes and Employment Taxes within the time and manner prescribed by applicable Law and (ii) prepare and provide to persons who exercised such Options or received such Seller Equity, any statement, form or other document required to be provided under applicable Law.

            (c) The parties to this Agreement shall treat, with respect to any payment described in Section 7.4(a) or (b), any amount that is required to be included in the gross income of the holders of any Option or the recipient of any Seller Equity as an amount that may be properly deductible by the Company or the relevant subsidiary after the Closing Date.

            (d) Following the Closing Date, in the event of the exercise of an Option by or the grant of Seller Equity to an employee or former employee of the Company or any of its subsidiaries and the payment of cash or other property by the Seller (or its designated agent) in respect of such Option or Seller Equity, the Purchaser shall pay or cause the Company or the relevant subsidiary to pay to the Seller the amount of any Tax Benefit (as defined in Section 7.4(e)) attributable to any payment described in this Section 7.4(d) within 30 days of the date on which such Tax Benefit is Realized, whether for the Tax Period in which the Option is exercised or Seller Equity is granted, as the case may be, or for another Tax Period.

            (e) For purposes of this Article VII, "Tax Benefit" shall mean the product of (i) the sum of any increased deductions or losses or decreases in income or gains (including by way of amended Tax Returns), multiplied by (ii) 42%; Tax Benefits are "Realized" on the date of filing the Tax Return for the Tax Period in which such Tax Benefit results in an actual decrease in Taxes.

      Section 7.5 No Section 338 Election. The Purchaser and the Seller agree that no election under section 338 of the Code (or any similar provision of the law of any state or other taxing jurisdiction) shall be made in connection with this purchase and sale of the Company Shares (the "Stock Purchase"), and that for purposes of all Tax Returns and other applicable filings, the Purchaser and the Seller will report the Stock Purchase as a purchase and sale, respectively, of the Company Shares.

      Section 7.6 Tax Returns.

            (a) Consolidated Returns. Seller shall prepare (or cause to be prepared) and timely file all consolidated United States Income Tax Returns (within the meaning of Section 1501 of the Code and the Treasury Regulations promulgated pursuant to Section 1502 of the Code) and all other combined, joint, consolidated or unitary Tax Returns required to be filed with any Tax Authority (collectively the "Consolidated Returns") with respect to the Company and each subsidiary for any Tax Period including, or ending on or before, the Closing Date. Payment of Taxes shown to be due on such Consolidated Returns shall be made in accordance with Section 7.8 hereof. In a manner consistent with past custom and practice of Seller and the Company and each subsidiary, Purchaser shall timely provide (or cause to be provided) to the Seller all information (including pro forma Tax Returns, schedules, statements and supporting documentation) reasonably required in connection with the preparation and filing of such Consolidated Returns. Seller shall not elect, pursuant to Treasury Regulation Section 1.1502-20(g) or Treasury Regulation Section 1.1502-96(d), or any comparable provision of law or regulations, to reattribute to itself any portion of the net operating loss carryovers, net capital loss carryovers or section 382 limitation, if any, attributable to the Company or any of its subsidiaries. Any consolidated section 382 limitation applicable to the Seller and its subsidiaries (including the Company and its subsidiaries) as of the Closing Date, if any, shall be apportioned between the Seller and its subsidiaries (other than the Company and its subsidiaries), on the one hand, and the Company and its subsidiaries, on the other, pursuant to Treasury Regulation Section 1.1502-95 based on the relative fair market value of such entities immediately prior to the Closing Date. Any such allocation shall be proposed by the Seller for approval by the Purchaser, which approval shall not be unreasonably withheld.

            (b) Separate Company Returns. Seller shall prepare (or cause to be prepared) and timely file all other Tax Returns with respect to the Company and each subsidiary that are not Consolidated Returns and that are for Tax Periods ending on or before the Closing Date; provided however, that the filing of any such Tax Return shall, except as set forth on
Schedule 7.6(b), be subject to the Purchaser's prior written consent, which shall not be unreasonably withheld; provided further that the Purchaser shall consent to the filing of any such Tax Return if such filing would not have a significant adverse effect on the Taxes of the Company or its subsidiaries for any Post-Closing Period. Purchaser shall prepare (or cause to be prepared) and timely file all Tax Returns for any Tax Period ending after the Closing Date that are not Consolidated Returns (the "Purchaser Returns"). If the Seller is obligated under this Agreement to indemnify the Purchaser for any Taxes due with respect to a Purchaser Return, the filing of such Purchaser Return shall be subject to the Seller's prior written consent, which shall not be unreasonably withheld; provided however, that the Seller shall consent to the filing of any such Tax Return if such filing would not have a significant adverse effect on the Taxes of the Company or its subsidiaries for any Pre-Closing Period. Payment of Taxes shown to be due on such Tax Returns shall be made in accordance with
Section 7.8 hereof and shall be allocated among the parties in accordance with Section 7.7(b) hereof.

           (c) Tax Accounting Practices. Any Tax Return that includes any of the Company's or subsidiaries' assets or activities for any Pre-Closing Period shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless the party responsible for preparing the Tax Return determines that the past practices are no longer permissible under the Code or other applicable Tax law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the Code or other applicable Tax law), in accordance with reasonable Tax accounting practices selected by the party responsible for preparing the Tax Return.

            (d) Amendment of Tax Returns. Except as set forth on Schedule 7.6(d) or as required under applicable law, from the date of this Agreement, Seller agrees not to amend any Tax Return attributable to a Pre-Closing Period (as defined in Section 7.8 of this Agreement) without the consent of the Purchaser, such consent not to be unreasonably withheld; provided however, that the Purchaser shall consent to the filing of any amended Tax Return if such filing would not have a significant adverse effect on the Taxes of the Company or its subsidiaries for any Post-Closing Period. From the Closing Date, Purchaser agrees not to amend any Tax Return attributable to a Pre-Closing Period (as defined in Section 7.8 of this Agreement) without the consent of the Seller, such consent not to be unreasonably withheld; provided however, that the Seller shall consent to the filing of any amended Tax Return if such filing would not have a significant adverse effect on the Taxes of the Company or its subsidiaries for any Pre-Closing Period.

      Section 7.7 Allocation of Taxes.

            (a) Purchaser Return Taxes. From and after the Closing Date, Purchaser shall pay (or cause the Company or any subsidiary to pay) to the appropriate Tax Authorities any Taxes due on or after the Closing Date with respect to a Purchaser Return.

            (b) Allocation of Straddle Period Taxes. Purchaser and Seller shall, to the extent permitted by applicable Tax Law and except as otherwise provided herein, elect with the relevant Tax Authority to close the Tax Period of the Company and its subsidiaries as of and including the Closing Date. Subject to the preceding sentence, in the case of Taxes attributable to the Company or its subsidiaries that are payable with respect to any Tax
Period beginning before the Closing Date and ending after the Closing Date
(a "Straddle Period") the portion of any such Taxes that are allocable to the portion of the Straddle Period ending on the Closing Date shall: (1) in the case of Taxes that are either (A) based upon or related to income or receipts or (B) imposed in connection with any sale, transfer or assignment of property (real or personal, tangible or intangible) be deemed equal to the amount that would be payable if the Tax year ended on and included the Closing Date and (2) in the case of Taxes (other than those described in clause (i)) imposed on a period basis with respect to the business or assets of the Company or its subsidiaries or otherwise measured by the level of any item, be deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax Period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period (the "Part-Year Fraction"). For purposes of clause (1) of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated to the portion of the Straddle Period ending on the Closing Date on a pro rata basis determined by multiplying the total amount of such item allocated to the Straddle Period times the Part-Year Fraction. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this
Section 7.7(b) shall be computed by reference to the level of such items on the Closing Date.

            (c) Post-Closing Tax Periods. From and after the Closing Date, for the portion of any Straddle Period that begins on the day after the Closing Date and any other Tax Period beginning after the Closing Date, without duplication of any amount otherwise payable by Purchaser pursuant to this Agreement, Purchaser shall pay, or cause the Company or any subsidiary to pay, to the appropriate Tax Authority any other Taxes due with respect to the Company or any subsidiary for any such period.

      Section 7.8 Tax Indemnity.

            (a) Seller's Indemnity for Taxes for Pre-Closing Periods. Except to the extent otherwise taken into account in computing the EBITDA Adjustment pursuant to Section 1.7 of this Agreement and notwithstanding
Article VIII, from and after the Closing Date, without duplication of any amount otherwise payable by Seller pursuant to this Agreement, Seller shall indemnify Purchaser and its respective affiliates against all Taxes imposed on or payable by the Company or any of its subsidiaries:

                  (i) with respect to any Tax Period ending on or before the Closing Date and the portion of the Straddle Period ending on the Closing Date (a "Pre-Closing Period") (which, for purposes of this
      Section 7.8(a), shall include any Tax Period in which Lilly held an equity interest in the Company or any of its subsidiaries), except to the extent such Taxes are attributable to any breach of Section 7.5 of this Agreement; or

                  (ii) that are attributable to Seller or any member of an affiliated, consolidated, combined or unitary Tax group of which the Company or any of its subsidiaries is or was a member prior to the Closing Date (including any consolidated group with respect to which Eli Lilly was the common parent) that is imposed under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) by reason of such Company being included in any such affiliated, consolidated, combined or unitary Tax group.

            (b) Seller's Indemnity for Payments Attributable to Pre-Closing Periods. Except to the extent taken into account in computing the EBITDA Adjustment pursuant to Section 1.7 of this Agreement and notwithstanding
Article VIII, from and after the Closing Date, without duplication of any amount otherwise payable by Seller pursuant to this Agreement, Seller shall indemnify Purchaser and its respective affiliates against any payments owed by the Company or its subsidiaries to any third party (other than a Governmental Entity) with respect to Taxes accruing on or before the Closing Date, including, without limitation, any obligation to make payments to Lilly under the 1998 Purchase Agreement which accrued on or before the Closing Date.

            (c) Purchaser Indemnity for Taxes for Post-Closing Tax Periods. Except to the extent otherwise taken into account in computing the EBITDA Adjustment pursuant to Section 1.7 of this Agreement and notwithstanding
Article VIII, from and after the Closing Date, Purchaser shall indemnify Seller against all Taxes of Purchaser, relating to any Tax Period or portion thereof that begins on or after the Closing Date.

            (d) Payments. Payment by the indemnitor of any amount due under this Section 7.8 shall be made within 30 days following written notice by the indemnitee that payment of such amounts to the appropriate Tax Authority is due, such written notice to reasonably demonstrate that the indemnitee is entitled to such payment under the terms of this Agreement. If Seller or any of its affiliates receives an assessment or other notice of Taxes due with respect to the Company or any of its subsidiaries for any period for which Seller is not responsible, in whole or in part, pursuant to Section
7.7 hereof, then Purchaser shall pay such Tax, or if Seller pays such Tax, then Purchaser shall pay to Seller the amount of such Tax for which Seller is not responsible. In the case of a Tax that is contested in accordance with the provisions of Section 7.9 hereof, payment of the Tax to the appropriate Tax Authority will not be considered to be due earlier than the date of a final determination to such effect is made by the appropriate Tax Authority or court.

            (e) Tax Refund. If the Purchaser or any of its subsidiaries (including, for this purpose, the Company or any of its subsidiaries after the Closing Date) receives a Tax refund of the Company or any of its subsidiaries with respect to a Pre-Closing Period, the Purchaser shall pay (or cause the Company or its subsidiaries to pay) to the Seller the amount of such Tax refund (net of any costs or expenses incurred by the Purchaser or the Company or its subsidiaries in obtaining the Tax Refund). Such payment shall be made within 15 days of the receipt of such Tax refund by the Purchaser or any of its subsidiaries.

      Section 7.9 Contests.

            (a) Notices. After the Closing Date, Purchaser and Seller each shall notify the other in writing within 5 days of receipt of any notice of the commencement of any Tax audit or administrative or judicial proceeding affecting the Taxes of any of the Company or any of its subsidiaries, which, if determined adversely to the taxpayer, would be grounds for indemnification under this Agreement by the other party (or parties, in the case of Seller) ("Tax Indemnitor"). Such notice shall contain factual information describing any asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax Authority in respect of any such asserted Tax liability. If either Purchaser or Seller fail to give the other party prompt notice of an asserted Tax liability as required under this Agreement, then (i) if the Tax Indemnitor is precluded by the failure to give prompt notice from contesting the asserted Tax liability in any administrative or judicial forums, then such party shall not have any obligation to indemnify the other party for any loss or damage arising out of such asserted Tax liability, and (ii) if the Tax Indemnitor is not so precluded from contesting, if such failure to give prompt notice results in a detriment to the Tax Indemnitor, then any amount which the Tax Indemnitor is otherwise required to pay pursuant to this Agreement with respect to such liability shall be reduced by the amount of such detriment.

            (b) Control of Contests Involving Consolidated Returns. In the case of an audit or administrative or judicial proceeding involving any asserted liability for Taxes ("Tax Controversy") with respect to a Consolidated
Return for a Pre-Closing Period, Seller shall have the right, at its expense, to control the conduct of such Tax Controversy.

            (c) Control of Contests Involving Separate Company Returns. In the case of a Tax Controversy with respect to a Tax Return that is not a Consolidated Return and is for a Tax Period ending on or before the Closing Date, Seller shall have the right, at its expense, to control the conduct of such Tax Controversy. In the case of a Tax Controversy involving an asserted liability for Taxes with respect to the Company or any of its subsidiaries relating to a Straddle Period, other than a Tax Controversy with respect to a Consolidated Return, Purchaser shall have the right, at its expense, to control the conduct of such Tax Controversy.

            (d) Post-Closing Periods. Purchaser shall control the defense and settlement of any Tax Controversy involving any asserted liability for Taxes imposed with respect to the Company or any of its subsidiaries relating to Tax Periods that begin after the Closing Date.

            (e) Procedures. If the resolution of any Tax Controversy would be grounds for indemnification under this Agreement (including, for this purpose, as a result of altering the Tax Period in which items of income, gain, loss, deduction or credit are reported) by the party not in control of the conduct of such Tax Controversy (the "Non-Controlling Party") or otherwise adversely affect the Tax liability of the Non-Controlling Party,
(i) the party in control of such Tax Controversy (the "Controlling Party") shall keep the Non-Controlling Party fully informed of any proceedings, events, and developments relating to or in connection with such Tax Controversy; (ii) the Non-Controlling Party shall be entitled to receive copies of all correspondence and documents relating to such Tax Controversy; (iii) the Control ling Party shall consult with the Non-Controlling Party and shall not enter into any settlement with respect to any such Tax Controversy without the Non-Controlling Party's prior written consent, such consent not to be unreasonably withheld; and (iv) at its own cost and expense, the Non-Controlling Party shall have the right to participate (but not control) the defense of such Tax Controversy.

      Section 7.10 Miscellaneous.

            (a) Character of Payments. Any payment made by the Seller, the Purchaser, or any of their respective subsidiaries (including the Company and any of its subsidiaries) under this Article VII shall constitute an adjustment to the Purchase Price for all tax purposes.

            (b) Interest on Payments. To the extent any payment obligation under this Article VII is not made on a timely basis (as determined by the relevant provision of this Article VII), the amount due and payable shall bear interest at an annual rate equal to the Interest Rate from the last date such payment would be timely under the relevant provision of this
Article VII to the date of the payment of such amount.

            (c) Survival of Tax Claims. Notwithstanding any other provision of this Agreement to the contrary, any obligations of the parties pursuant to this Article VII shall be unconditional and absolute and shall survive until the expiration of the applicable statute of limitations (taking into account any applicable extensions or tollings thereof) relating to the Taxes at issue.

                                ARTICLE VIII
                              INDEMNIFICATION

      Section 8.1 Indemnification by the Seller. The Seller hereby agrees to indemnify and hold harmless the Purchaser and its successors and assigns after the Closing Date from and against:

            (a) Any Claims and Damages asserted against or incurred by the Purchaser and occasioned by, arising out of or resulting from any breach of the representations and warranties of the Seller that are set forth in this Agreement; and

            (b) Any Claims and Damages asserted against or incurred by the Purchaser and occasioned by, arising out of or resulting from the Seller's failure to perform any of the Seller's obligations for which performance after the Closing is specifically required or contemplated under this Agreement.

      Section 8.2 Limitations on Indemnification by the Seller. The Purchaser's right to indemnification pursuant to Section 8.1 hereof is subject to the following specific limitations:

            (a) The Purchaser shall not be entitled to assert any right of indemnification for any Claims and Damages pursuant to Section 8.1(a) after eighteen (18) months after the Closing Date, except as provided by Section
9.12. If written notice of a claim has been given prior to such expiration, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

            (b) The Purchaser shall not be entitled to indemnification under Section 8.1(a) for any Claims and Damages until the aggregate losses, damages, or expenses suffered by the Purchaser in connection with such Claims and Damages exceed fifteen million Dollars ($15,000,000) whereupon the Purchaser shall be entitled to indemnification hereunder for indemnification claims from the Seller for all such Claims and Damages suffered by the Purchaser in excess of such amount; provided, however, that in no event shall the Seller be liable for such Claims and Damages in excess of one billion Dollars ($1,000,000,000) in the aggregate.

      Section 8.3 Indemnification by the Purchaser. The Purchaser hereby agrees to indemnify and hold harmless the Seller, its successors and assigns, after the Closing Date from and against:

            (a) Any Claims and Damages asserted against or incurred by the Seller and occasioned by, arising out of or resulting from any breach of the representations or warranties of the Purchaser that are set forth or incorporated by reference in this Agreement; and

            (b) Any Claims and Damages asserted against or incurred by the Seller and occasioned by, arising out of or resulting from the Purchaser's failure to perform any of the Purchaser's obligations for which performance after the Closing is specifically required or contemplated under this Agreement.

      Section 8.4 Limitations on Indemnification by the Purchaser. The Seller's right to indemnification pursuant to Section 8.3 hereof is subject to the following specific limitations:

            (a) The Seller shall not be entitled to assert any right of indemnification for any Claims and Damages pursuant to Section 8.3(a) after eighteen (18) months after the Closing Date, except as provided by
Section 9.12. If written notice of a claim has been given prior to such expiration, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

            (b) The Seller shall not be entitled to indemnification under
Section 8.3(a) for any Claims and Damages until the aggregate losses, damages or expenses suffered by the Seller in connection with such Claims and Damages exceed fifteen million Dollars ($15,000,000) whereupon the Seller shall be entitled to indemnification hereunder for indemnification claims from the Purchaser for all such Claims and Damages suffered by the Seller in excess of such amount; provided, however, that in no event shall the Purchaser be liable for such Claims and Damages in excess of one billion Dollars ($1,000,000,000) in the aggregate.

      Section 8.5 Notice of Claims. Upon obtaining knowledge of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, the party seeking indemnification ("Indemnitee") shall give written notice ("Notice of Claim") of such claim or demand to the other party ("Indemnitor"). Indemnitee shall furnish to Indemnitor in reasonable detail such information as Indemnitee may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). Subject to the time limitations set forth in Sections
8.2 and 8.4 hereof, no failure or delay by Indemnitee in the performance of the foregoing shall reduce or otherwise affect the obligation of Indemnitor to indemnify and hold Indemnitee harmless, except to the extent that such failure or delay shall have adversely affected Indemnitor's ability to defend against, settle or satisfy any liability, damage, loss, claim or demand for which such Indemnitee is entitled to indemnification hereunder. The Seller and the Purchaser shall take reasonable actions to mitigate Claims and Damages.

      Section 8.6 Defense of Third Party Claims. If the claim or demand set forth in the Notice of Claim given by Indemnitee pursuant to Section 8.5 hereof is a claim or demand asserted by a third party, Indemnitor shall have fifteen (15) business days after the date on which such Notice of Claim is given by the Indemnitee to notify Indemnitee in writing of Indemnitor's election to defend such third party claim or demand on behalf of Indemnitee. If Indemnitor elects to defend such third party claim or demand, Indemnitee shall make available to Indemnitor and its agents and representatives all witnesses, pertinent records, materials and information in the Indemnitee's possession or under the Indemnitee's control as is reasonably required by Indemnitor and shall otherwise cooperate with and assist Indemnitor in the defense of such third party claim in good faith. Indemnitee shall not pay, settle or compromise such third party claim or demand. If Indemnitor elects to defend such third party claim or demand, Indemnitee shall have the right to participate in the defense of such third party claim or demand, at Indemnitee's own expense. In the event, however, that the named parties to the action or proceeding include both
Indemnitor and Indemnitee and Indemnitee reasonably determines that representation by counsel to Indemnitor of both Indemnitor and Indemnitee may present such counsel with a conflict of interest, then such Indemnitee may employ separate counsel to represent or defend it in any such action or proceeding and Indemnitor will pay the reasonable fees and disbursements of such counsel. If Indemnitor does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, Indemnitee shall have the right, in addition to any other right or remedy it may have hereunder, at Indemnitor's expense, to defend such third party claim or demand; provided, however, that (a) Indemnitor shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; and (b) Indemnitee's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of Indemnitor under the agreements of indemnification set forth in this Article VIII.

      Section 8.7 Payment of Claims. Except for third party claims being defended in good faith, Indemnitor shall satisfy any undisputed obligations hereunder in cash within thirty (30) days after the date of Notice of Claim is given by Indemnitee.

      Section 8.8 No Liability of Officers, Directors and Managers. Each of the Purchaser and the Seller acknowledges and agrees that it shall not assert any claims it may have arising from this Agreement against officers, directors, beneficiaries, managers, principals or agents of the other party or any affiliate of such party.

      Section 8.9 No Third Party Benefit. The rights to indemnification provided in this Agreement are intended solely for the benefit of the Purchaser, the Seller, and their permitted successors and assigns, and are not intended to and shall not be construed as granting or creating a right to payment or indemnification to any other person. Without limiting the generality of the foregoing, no person providing insurance coverage to any Indemnitee shall have rights, whether of subrogation or otherwise, against the Indemnitor by virtue of this Agreement.

      Section 8.10 Definition. For purposes of this Article VIII, "Claims and Damages" shall mean any and all losses, claims, demands, liabilities, obligations, actions, suits, orders, statutory or regulatory compliance requirements, or proceedings asserted by any third party, person or entity, including but not limited to Governmental Entities, and all damages, costs, expenses, assessments, judgments, recoveries and deficiencies, including interest, penalties, investigatory expenses, consultant's fees, and reasonable attorneys' fees and costs (including, without limitation, costs incurred in enforcing the indemnity), incurred by or awarded against a party for which a party is entitled to indemnification hereunder; provided that Claims and Damages shall expressly exclude punitive, exemplary, special or similar losses or damages.

      Section 8.11 Exclusive Remedy. Subject to Section 7.8 and Section 9.6, after the Closing the sole and exclusive remedy of any party for any inaccuracy of any representation or warranty, or any breach of any agreement or obligation made in this Agreement, shall be the indemnification contained in this Article VIII.

                                 ARTICLE IX
                               MISCELLANEOUS

      Section 9.1 Notices. All notices and other communications hereunder shall be in writing and shall be effective upon receipt. Notice shall be given (i) by personal delivery to the appropriate address as set forth below (or at such other address for the party as shall be specified by like notice), (ii) by reliable overnight courier service to the appropriate address as set forth below (or at such other address for the party as shall be specified by like notice), or (iii) by facsimile transmission to the appropriate facsimile number set forth below (or at such other facsimile number for the party as shall be specified by like notice) with follow-up copy by reliable overnight courier service the next business day:

            (a)   if to the Seller, to:

            Rite Aid Corporation
            30 Hunter Lane
            Camp Hill, PA  17011
            Attention: General Counsel
            Telecopy:  (717) 760-7867

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            1440 New York Avenue N.W.
            Washington, DC 20005
            Telecopy:  (202) 393-5760
            Attention: C. Kevin Barnette, Esq.

            if to the Purchaser to:

            Advance Paradigm, Inc.
            545 E. John Carpenter Freeway, Ste. 1570
            Irving, TX  75062
            Telecopy:  (972) 830-6008
            Attention: General Counsel

            with a copy to:

            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
            1700 Pacific Avenue, Suite 4100
            Dallas, TX  75201
            Telecopy:  (214) 969-4343
            Attention: J. Kenneth Menges, Jr., P.C.

      Section 9.2 Headings. The headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      Section 9.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument.

      Section 9.4 Entire Agreement; Assignment.

            (a) This Agreement and the documents and certificates delivered in connection herewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and under standings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

            (b) This Agreement shall not be assigned by a party hereto by operation of law or otherwise; provided, that (A) the Purchaser may assign its rights and obligations hereunder to (i) any wholly owned subsidiary of the Purchaser or (ii) any bank, financial institution or other lender providing financing to the Purchaser as collateral security for such financing and (B) the Seller may assign its rights hereunder, and may pledge any securities of the Purchaser issued or issuable to the Seller pursuant this Agreement or any of the Other Transaction Agreements, to any bank, financial institution, or other lender providing financing to the Seller as collateral security for such financing. No such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

      Section 9.5 Governing Law. This agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law principles. The parties hereto expressly and irrevocably (i) consent to the exclusive jurisdiction of the federal courts sitting in the City of New York, County of New York, (ii) agree not to bring any action related to this agreement or the transactions contemplated hereby in any other court (except to enforce the judgment of such courts), (iii) agree not to object to venue in such courts or to claim that such forum is inconvenient and (iv) agree that notice or the service of process in any proceeding shall be properly served or delivered if delivered in the manner contemplated by Section 9.1 hereof. Final judgment by such courts shall be conclusive and may be enforced in any manner permitted by law. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this agreement or any of the transactions contemplated hereby.

      Section 9.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions contained in this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      Section 9.7 Publicity. No party hereto shall issue any press release with respect to the transactions contemplated by this Agreement without prior written notice to the other party hereto and only after giving the other party hereto a reason able opportunity to consult with respect to the content thereof.

      Section 9.8 Binding Nature; No Third Party Beneficiaries. This Agree-ment shall be binding upon and inure solely to the benefit of each party hereto and their permitted successors and assigns, and except as otherwise expressly set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

      Section 9.9 Severability. This Agreement shall be deemed severable and the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect.

      Section 9.10 Interpretation. As used in this Agreement, (a) "including" (or similar terms) shall be deemed followed by "without limitation" and shall not be deemed to be limited to matters of a similar nature to those enumerated, (b) except as set forth in Sections 2.9 and
2.22 hereof, "knowledge" (or similar terms) with respect to the Seller shall mean the knowledge of the persons set forth in Section 9.10(b) of the Seller Disclosure Schedule, (c) "knowledge" (or similar terms) with respect to the Purchaser shall mean the knowledge of the persons set forth in
Section 9.10(c) of the Purchaser Disclosure Schedule and (d) the phrases "the date of this Agreement," "the date hereof" and words of similar import shall be deemed to refer to the date first written above.

      Section 9.11 Payment of Expenses. Except as otherwise expressly set forth in this Agreement, whether or not the transactions contemplated by this Agreement shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement. The Seller will not cause the Company to assume responsibility for any such expenses of the Seller.

      Section 9.12 Survival of Representations, Warranties and Agreements. Each of the representations and warranties made by the Seller and the Purchaser in this Agreement shall survive the Closing for a period of eighteen (18) months from the Closing Date; provided, however, that the representations and warranties made by the Seller in Section 2.8 and 2.11 regarding environmental matters and taxes shall survive until expiration of the applicable statute of limitations and any representations and warranties made by the Purchaser and incorporated herein regarding taxes shall survive until the expiration of the applicable statute of limitations. Following the date of termination of a representation or warranty, no claim can be brought with respect to a breach of such representation or warranty, but no such termination shall affect any claim for a breach of a representation or warranty that was asserted before the date of termination. To the extent that such are to be performed after the Closing, each of the covenants and agreements contained in this Agreement shall survive the Closing for the period stated or, if no such period is stated, such covenant or agreement shall survive indefinitely.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    ADVANCE PARADIGM, INC.



                                    By: /s/ David D. Halbert
                                       ______________________________________
                                       Name:  David D. Halbert
                                       Title: Chief Executive Officer



                                    RITE AID CORPORATION



                                    By: /s/ Elliot S. Gerson
                                       ______________________________________
                                       Name:  Elliot S. Gerson
                                       Title: Senior Executive Vice President



                                                                  Exhibit A

                          ADVANCE PARADIGM, INC.
                        SERIES A 11% PREFERRED STOCK
              SUMMARY OF TERMS OF CERTIFICATE OF DESIGNATIONS


            Note: Series A will not be convertible into Class B
            Common Stock until stockholder approval is obtained.



Company                    Advance Paradigm, Inc. (the "Company").

Investors                  Rite Aid Corporation ("Rite Aid") and affiliates of
                           Joseph Littlejohn & Levy Inc. ("JLL"). The term
                           "Holder" means any holder, from time to time, of Series A Preferred Stock (as defined below).

Security 190,854 shares of newly-issued Series A 11% Preferred Stock (the "Series A Preferred Stock"), to be issued in two series as follows:

                           o 65,854 shares of Series A Preferred Stock, designated as Series A-1 Preferred Stock, to JLL; and

                           o 125,000 shares of Series A Preferred Stock, designated as Series A-2 Preferred Stock, to Rite Aid.

                           Shares of Series A-1 and Series A-2 Preferred Stock will be issued pursuant to two separate certificates of designation, all of the terms of which will be identical, except as set forth under "Conversion", "Voting Rights" and "Board of Directors" below. As used in this term sheet, Series A Preferred Stock refers to Series A-1 and Series A-2 Preferred Stock.

Liquidation Preference     $1,000 per share of Series A Preferred Stock.

Rank Prior to Stockholder Approval. Prior to receipt of Stockholder Approval (as defined below), the Series A Preferred Stock will rank (i) pari passu in right of payment to the Series B Convertible Preferred Stock (the "Series B Preferred Stock") and (ii) senior in right of payment to all other equity securities of the Company (including
                           Common Stock and any other preferred stock) for purposes of dividends and distributions and upon liquidation, dissolution or winding up of the Company. No dividend will be paid on any class of equity securities of the Company, unless all accumulated dividends in respect of the Series A Preferred Stock have been paid in full.

                           After Stockholder Approval. The Series A
                           Preferred Stock will rank (i) senior in right of payment to all series of Common Stock (including Class B Common Stock) and (ii) junior in right of payment to all other equity securities of the Company (including any other preferred stock) for purposes of dividends and distributions and upon liquidation, dissolution or winding up of the Company.

Dividends                  Prior to Stockholder Approval.  Dividends will
                           accrue at the annual rate of 11% per annum beginning on the 120th day following the initial issuance of the Series A Preferred
                           Stock, payable quarterly in arrears. The dividend rate will increase by (i) 2% at the end of the first two-quarter period thereafter and
                           (ii) by 3% at the end of the two- quarter period following the period referred to in clause (i);
                           the dividend rate will not increase beyond 16%.
                           Notwithstanding anything in the foregoing to the contrary, the dividend rate will stop increasing on receipt of Stockholder Approval, and dividends will stop accruing on the date that Stockholder Approval is obtained ("Approval
                           Date").

                           Prior to Stockholder Approval, dividends will be payable solely in additional shares of Series A Preferred Stock. The parties will seek to structure the dividends so that the Holders will not, for tax purposes, realize income upon payment-in-kind of the dividend.

                           Prior to Stockholder Approval, any dividends of cash or other assets by the Company on its equity securities will reduce the Conversion Price, as described under "Anti-Dilution" below.

                           After Stockholder Approval. Any dividend or distribution on shares of Common Stock will be payable on the Series A Preferred Stock (on a "share-and-share alike" basis on an "as-if-converted" basis at the time of such dividend or distribution).

Liquidation Rights         In the event of a liquidation, dissolution or
                           winding up of the Company, the Holders will be entitled to receive the greater of the following:

                           o The Liquidation Preference, plus all accrued, unpaid dividends; and

                           o The securities and/or property that would be received upon such liquidation, dissolution or winding up by the holders of the number of shares of Common Stock issuable upon the conversion of all of the Series A Preferred Stock (assuming that the Series A Preferred Stock were convertible as set forth under "Conversion" below without Stockholder Approval).

                           A consolidation, merger or recapitalization of the Company, or a sale of all or substantially all of assets of the Company will, at the election of a majority of the Holders, be deemed to be a liquidation, dissolution or winding up.

Conversion                 Following the approval by the Company's
                           stockholders of the authorization and issuance of the Class B Common Stock to be issued to the holders of the Series A and Series B Preferred
                           Stock (including approval of any necessary amendments to the Company's Certificate of Incorporation) (the "Stockholder Approval"), the
                           Series A Preferred Stock will be convertible, at any time at the option of the Holders, into Class B
                           Common Stock at the initial conversion price of $20.00, subject to adjustment as described under "Anti-Dilution" below (the "Conversion Price").

                           Upon any such conversion, shares of Series A-1 Preferred Stock will be converted into Class B-1 Common Stock, and shares of Series A-2 Preferred Stock will be converted into Class B-2 Common Stock. In the event of the conversion of any share of Series A-1 or Series A-2 Preferred Stock, all shares of such series will be automatically converted.

                           The number of shares of Class B Common Stock into which any share of Series A Preferred Stock may be converted shall be determined (i) if the Approval Date is prior to the 120th day following the initial issuance of the Series A Preferred Stock, by dividing the Liquidation Preference by the Conversion Price in effect at the time of conversion and (ii) if the Approval Date is on or after the 120th day following the initial issuance of the Series A Preferred Stock, by dividing the Liquidation Preference, plus accrued, unpaid dividends, by the Conversion Price in effect at the time of the Conversion.

Anti-Dilution              o  The Conversion Price will be adjusted
                              proportionately in the event of a stock
                              split, stock dividend, or other dilutive transaction.

                           o  In any consolidation, merger,
                              recapitalization or sale of all or
                              substantially all of the assets of the
                              Company, the Holders will get the same
                              securities and/or property as holders of Common Stock on an "as-if-converted" basis (assuming that the Series A Preferred Stock were convertible as set forth under "Conversion" above without Stockholder Approval), unless the Holders exercise their right to deem it to be a liquidation, dissolution or winding up of the Company, in which case the Holders will receive the amount stated under "Liquidation Rights" above.

                           o The Conversion Price will be reduced on a weighted average price formula basis in the event of the issuance by the Company of any equity securities (including any option, warrant or security convertible into or exchangeable for equity securities), at a purchase, conversion, or exercise price less than the fair market value of the Common Stock in effect at the time. This provision will not apply to issuances of equity securities to customers of the Company in the ordinary course and to grants of options or issuances of shares pursuant to existing option plans (subject to limitations mutually acceptable to the Holders and the Company and consistent with the Company's past practices) that take place prior to the 120th day after the issuance of the Series A Preferred Stock or after the Stockholder Approval.

                           o The Conversion Price will be reduced, on a weighted average formula basis, by the fair market value of any assets (including cash) distributed by the Company in respect of its junior equity securities. The Conversion Price will not be reduced in the event of a dividend or distribution referred to under "Dividends-- After Stockholder Approval" above.

Preemptive Rights          The Holders will be offered the right to participate
                           in future issuances of equity securities to enable them to maintain their then current fully diluted percentage ownership of the Company. Following receipt of Stockholder Approval, the foregoing preemptive rights will apply only to issuances of equity securities for cash.

Reserved Shares            After receipt of Stockholder Approval,
                           the Company will maintain sufficient authorized but unissued shares of the Class B Common Stock to permit conversion of all outstanding Series A
                           Preferred Stock.

Mandatory Redemption       Unless Stockholder Approval shall have been
                           obtained, the Company will redeem the Series A
                           Preferred Stock:

                           o On the 11th anniversary of the investment; or
                           o Upon a Change-of-Control of the Company.

                           The redemption price of each share will be equal to its Liquidation Preference, plus accrued, unpaid dividends.

                           "Change-of-Control" means any person, entity or group, other than the Holders and holders of Series B Preferred Stock, acquiring, directly or indirectly, beneficial ownership of more than 40% of the Common Stock or the voting rights in respect of the Company. Any redemption pursuant to a Change-of-Control will only take place after repayment of any debt of the Company required as a result of such Change-of-Control.

Voting Rights              The Series A Preferred Stock will not
                           have any voting rights, except as (i) provided by law or as set forth under "Board of Directors" below, and (ii) as set forth below with respect to Series A-1 Preferred Stock.

                           The approval of a majority of the Holders of the Series A-1 Preferred Stock, voting together as a separate class, will be required for the following actions by the Company:

                           o Amendments to the Company's Certificate of Incorporation or Bylaws that would adversely affect the rights or preferences of the Series A Preferred Stock;

                           o  Any amendment to the certificate of
                              designations for the Series A or the Series B Preferred Stock;

                           o Any issuances of shares of Class B Stock, other than upon the conversion of Series A or B Preferred Stock;

                           o So long as the outstanding shares of Series A-1 Preferred Stock are 25% or more of the Series A-1 Preferred Stock issued on the initial issuance date (subject to adjustments for stock splits, stock dividends, etc.), any merger, consolidation, other business combination or any sale of all or substantially all of the assets of the Company;

                           o Any issuance of senior or pari passu equity securities (other than shares of Series A Preferred Stock and Series B Preferred Stock in accordance with the certificate of designation therefor in effect on the date of issuance of the Series A Preferred Stock);

                           o  Any repurchase or redemption of equity
                              securities (other than options, warrants and equity securities convertible into or exchangeable for equity securities), other than Series B Preferred Stock in accordance with the certificate of designation therefor in effect on the date of issuance of the Series A Preferred Stock;

                           o Incurrence of indebtedness or guaranties of indebtedness (other than pursuant to the $825 million senior secured credit facility and the $200 million of senior subordinated notes issued to Rite Aid, and any extensions, renewals and refinancings thereof) that would result in the Company's ratio of pro forma adjusted LTM EBITDA to interest expense being less than 1.50:1.00. The Company will have a 30-day cure period before the remedies for the breach of this provision will be triggered;

                          o Voluntary filing for bankruptcy, liquidation or dissolution or winding up of Company;

                          o Any increase in the size of the Board, and any decrease in the number of Class A directors of the Company; and

                          o Transactions with affiliates involving amounts in excess of $5 million

Board of Directors         The Board will have eleven members, divided into
                           the following classes: three Class A directors, al of whom will be officers and employees of the Company; two Class B-1 directors and two Class
                           B-2 directors (collectively, and including the Class
                           B directors under the certificates of designations for the Class B Stock, the "Class B directors"), all of whom will be designated as provided below;
                           three Class C directors, all of whom will be "independent" directors within the meaning of the Nasdaq National Market rules; and one Class D director who will be designated as provided below.

                          o Holders of Series A-2 Preferred Stock will designate the two Class B-2 directors. Upon the conversion of the Series A-2 Preferred Stock into Class B Stock, as set forth under "Conversion" above, the Class B-2 directors will become Class B-2 directors under the certificate of designations for the Class B-2 Common Stock.

                           o Holders of Series B Preferred Stock will designate the two Class B-1 directors. Upon the conversion of the Series B Preferred Stock into Class B Stock, the Class B-1 directors will become Class B-1 directors under the certificate of designations for the Class B-1 Common Stock.

                           o  The initial Class D director will be J.P. Millon.

                           o The reduction in number of Class B directors, the designation of the Class D director, and any possible increase in number of Class B directors will be as set forth with respect to the Class B Stock.

                           The Board will meet at least quarterly. The
                           Class B directors (as a group) will be entitled to proportional representation on committees, including audit and compensation committees, to the extent such representation of Class B directors on any such committee is permitted by SEC and NASD regulations.

                           All votes regarding the appointment, removal or compensation of the Company's Chief Executive Officer, or any transaction between the Company and the Chief Executive Officer, will be made only by Class B and Class C directors.

Transfer Restrictions      The Holders may not transfer their shares of
                           Series A Preferred Stock prior to the
                           120th day following the initial issuance, other than to their respective controlled affiliates or to their lenders as security ("Permitted
                           Transferees"). For purposes of this provision, JLL controlled affiliates will include funds managed by JLL and current and future investors in funds managed by JLL.

                           After Stockholder Approval is obtained, the Holders may not transfer their shares of Series A Preferred Stock, other than to their respective Permitted Transferees.

Registration Rights        Beginning on the 270th day following the
                           initial issuance, Holders of Series A-1 and Series A-2 Preferred Stock will each have two
                           "long-form" demand registration rights and unlimited "short- form" registration rights. The demand registration rights will end upon receipt of Stockholder Approval.

                           The Company may delay effecting a demand registration once a year for up to 90 days for customary reasons.

                           The exercising Investor will designate the underwriters in any offering pursuant to a demand registration. All registration and offering expenses to be paid by the Company, except for underwriters' commission and fees, taxes and fees of legal counsel to the Investors.

Rule 144 The Company will comply with the necessary requirements to enable the Holders to sell under Rule 144 any Series A Preferred Stock (it being understood that the Company will not be required to list or have quoted the Series A Preferred Stock on any stock exchange or inter-dealer quotation system).

Governing Law              Delaware




                                                                    Exhibit B

                           ADVANCE PARADIGM, INC.
                    SERIES B CONVERTIBLE PREFERRED STOCK
              SUMMARY OF TERMS OF CERTIFICATE OF DESIGNATIONS


   Note: Series B will be convertible, from the outset, into 19.9% of the primary outstanding common stock minus the warrant shares issuable pursuant to the warrant described in the term sheet for the Purchaser Notes.



Company                    Advance Paradigm, Inc. (the "Company").

Investors                  Affiliates of Joseph Littlejohn & Levy Inc.
                           ("JLL"). The term "Holder" means any holder, from time to time, of the Series B Preferred Stock
                           (as defined below).

Security                   84,146 shares of newly-issued Series B
                           Convertible Preferred Stock (the "Series B
                           Preferred Stock"), to be issued to JLL.

Liquidation Preference     $1,000 per share of Series B Preferred Stock.

Rank The Series B Preferred Stock will rank (a) pari passu in right of payment to the Series A-1 and Series A-2 11% Preferred Stock of the Company (collectively, the "Series A Preferred Stock") and
                           (b) senior in right of payment to all other equity securities of the Company (including Common
                           Stock and any other preferred stock) for purposes of dividends and distributions and upon liquidation, dissolution or winding up of the Company. No dividend will be paid on any class of equity securities of the Company, unless all accumulated dividends in respect of the Series B Preferred Stock have been paid in full.

Liquidation Rights         In the event of a liquidation,
                           dissolution or winding up of the Company, the Holders will be entitled to receive the greater of the following:

                           o   The Liquidation Preference; and

                           o The securities and/or property that would be received upon such liquidation, dissolution or winding up by the holders of the number of shares of Common Stock issuable upon the conversion of all of the Series B Preferred Stock.

                           A consolidation, merger or recapitalization of the Company, or a sale of all or substantially all of assets of the Company will, at the election of a majority of the Holders, be deemed to be a liquidation, dissolution or winding up.

Conversion                 Mandatory Conversion:  Upon the approval by the
                           Company's stockholders ("Stockholder Approval") of the authorization and issuance of the Class B
                           Common Stock to be issued to the holders of the Series A and the Series B Preferred Stock
                           (including the approval of any necessary amendments to the Company's Certificate of Incorporation), the Series B Preferred Stock will be converted into Class B-1 Common Stock
                           (including the Class B-2 Common Stock into which any Series A Preferred Stock would convert, "Class B Stock") at the Conversion Price (as defined below).

                           Optional Conversion: The Holders may, at any time and from time to time, convert the Series B Preferred Stock into Common Stock at the Conversion Price.

Conversion Price           The initial Conversion Price will be $20.00. The
                           number of shares of Common Stock or Class B
                           Stock into which any share of Series B Preferred
                           Stock may be converted shall be determined by dividing the Liquidation Preference by the Conversion Price in effect at the time of conversion. Such Conversion Price and number of shares of Common Stock or Class B Stock will be subject to adjustment as described under "Anti-
                           Dilution" below.

Dividends                  Any dividend or distribution on shares of Common
                           Stock will be payable on the Series B Preferred
                           Stock on a "share-and-share alike" basis (on an as- if-converted basis at the time of such dividend or distribution).

Anti-Dilution              o  The Conversion Price will be adjusted
                              proportionately in the event of a stock
                              split, stock dividend, or other dilutive transaction.

                           o  In any consolidation, merger,
                              recapitalization or sale of all or
                              substantially all of the assets of the
                              Company, the Holders will get the same
                              securities and/or property as holders of Common Stock on an "as-if-converted" basis, unless the Holders exercise their right to deem it to be a liquidation, dissolution or winding up of the Company in which case they will receive the amount stated under "Liquidation Rights" above.

                           o The Conversion Price will be reduced on a weighted average price formula basis in the event of the issuance by the Company of any equity securities (including any option, warrant or security convertible into or exchangeable for equity securities) at a purchase, conversion, or exercise price less than the fair market value of the Common Stock in effect at the time. This provision will not apply to issuances of equity securities to customers of the Company in the ordinary course and to grants of options or issuances of shares pursuant to existing option plans (subject to limitations mutually acceptable to the Holders and the Company and consistent with the Company's past practices) that take place prior to the 120th day after the issuance of the Series B Preferred Stock.

Preemptive Rights          The Holders will be offered the right to
                           participate in future issuances of equity securities to enable them to maintain their then current fully diluted percentage ownership of the Company.

Reserved Shares            The Company will maintain sufficient
                           authorized but unissued shares of the Common
                           Stock to permit conversion of all outstanding
                           Series B Preferred Stock.

Mandatory Redemption       The Company will redeem the Series B Preferred
                           Stock:

                           o On the 11th anniversary of the investment; or
                           o Upon a Change-of-Control of the Company.

                           The redemption price of each share will be equal to its Liquidation Preference, plus accrued, unpaid dividends.

                           "Change-of-Control" means any person, entity or group, other than the Holders and holders of Series A Preferred Stock, acquiring, directly or indirectly, beneficial ownership of more than 40% of the Common Stock or the voting rights in respect of the Company. Any redemption pursuant to a Change-of-Control will only take place after repayment of any debt of the Company required as a result of such Change-of-Control.

Transfer Restrictions      The Holders may not transfer their shares
                           of Series B Preferred Stock prior to the 120th day following the initial issuance, other than to their respective controlled affiliates.
                           For purposes of this provision, JLL controlled affiliates will include funds managed by JLL and current and future investors in funds managed by JLL.

Registration Rights        The Holders will have two demand registration
                           rights and unlimited piggyback registration rights.
                           These registration rights will apply to any Common
                           Stock received upon the conversion of the Series
                           B Preferred Stock, but will expire upon conversion of the Series B Preferred Stock into Class B Stock.

                           The priority and cutback provisions will be substantially similar to those of the Class B Stock. The Company may delay effecting a demand registration once a year for up to 90 days for customary reasons.

                           The exercising Holders will designate the underwriters in any offering pursuant to a demand registration. All registration and offering expenses to be paid by the Company, except for underwriters' commission and fees, taxes and fees of legal counsel to the Holders.

Rule 144                   The Company will comply with necessary
                           requirements to enable the Holders to sell under Rule 144 any Series B Preferred Stock and any Common Stock received upon conversion of Series
                           B Preferred Stock (it being understood that the Company will not be required to list or have quoted the Series B Preferred Stock on be required to list or have quoted the Series B Preferred Stock on any stock exchange or inter-dealer quotation system).

Voting Rights              The Series B Preferred Stock will vote as
                           a single class with the Common Stock on an as-if-converted basis, except for the election of directors.

                           So long as the outstanding shares of Series B Preferred Stock are 10% or more of the Series B Preferred Stock issued on the initial issuance date (subject to adjustments for stock splits, stock dividends, etc.), the approval of a majority of the Holders, voting as a separate class, will be required for the following actions by the Company:

                           o Amendments to the Company's Certificate of Incorporation or Bylaws that would adversely affect the rights or preferences of the Series B Preferred Stock;

                           o  Any amendment to the certificate of
                              designations for either Series A-1 or Series
                              A-2 of Preferred Stock;

                           o So long as the outstanding shares of Series B Preferred Stock are 25% or more of the Series B Preferred Stock issued on the initial issuance date (subject to adjustments for stock splits, stock dividends, etc.), any merger, consolidation, other business combination or any sale of all or substantially all of the assets of the Company;

                           o Any issuance of additional shares of Series B Preferred Stock or senior or pari passu equity securities (other than shares of Series A Preferred Stock in accordance with the certificate of designation therefor in effect on the date of issuance of the Series B Preferred Stock);

                           o  Any repurchase or redemption of equity
                              securities (including options, warrants and securities convertible into or exchangeable for equity securities), other than Series A Preferred Stock in accordance with the certificate of designation therefor in effect on the date of issuance of the Series B Preferred Stock;

                           o Incurrence of indebtedness or guaranties of indebtedness (other than pursuant to the $825 million senior secured facility and the $200 million of senior subordinated notes issued to Rite Aid, and any extensions, renewals and refinancings thereof) that would result in the Company's ratio of pro forma adjusted LTM EBITDA to interest expense being less than 1.50:1.00. The Company will have a 30-day cure period before the remedies for breach of this provision will be triggered;

                          o Voluntary filing for bankruptcy, liquidation or dissolution or winding up of Company;

                          o Any increase in the size of the Board, and any decrease in the number of Class A directors of the Company; and

                           o  Transactions with affiliates involving
                              amounts in excess of $5 million.

Board Of Directors         The Board will have eleven members, divided into
                           the following two classes: three Class A directors, all of whom will be officers and employees of the Company; two Class B-1 directors and two Class
                           B-2 directors (collectively, and including any Class
                           B directors under the certificate of designation for the Class B Stock, the "Class B directors"), all of whom will be designated as provided below; three
                           Class C directors, all of whom will be
                           "independent" directors within the meaning of the Nasdaq National Market rules; and one Class D director, who will be designated as provided below.

                           o Holders of Series B Preferred Stock will designate the Class B-1 directors. Upon the conversion of the Series B Preferred Stock into Class B Stock, as set forth under "Conversion --Mandatory Conversion" above, the Class B-1 directors will become Class B-1 directors under the certificate of designations for the Class B-1 Common Stock.

                           o Holders of Series A-2 Preferred Stock will designate the two Class B-2 directors. Upon the conversion of the Series A-2 Preferred Stock into Class B Stock, the Class B-2 directors will become Class B-2 directors under the certificate of designation of the Class B-2 Common Stock.

                           o  The initial Class D director will be J.P. Millon.

                           o  The reduction in the number of Class B
                              directors, the designation of the Class D director and any possible increase in number of Class B directors will be as set forth with respect to the Class B Stock.

                           The Board will meet at least quarterly. The
                           Class B directors (as a group) will be entitled to proportional representation on committees, including audit and compensation committees, to the extent such representation of Class B directors on any such committee is permitted by SEC and NASD regulations.

                           All votes regarding the appointment, removal or compensation of the Company's Chief Executive Officer, or any transaction between the Company and the Chief Executive Officer, will be made only by Class B and Class C directors.

Governing Law              Delaware




                                                                   Exhibit C

                         SENIOR SUBORDINATED NOTES
                             SUMMARY OF TERMS*



Issuer: Advance Paradigm, Inc. (the "Company"). The Company will also be the obligor under the Credit Agreements.

Principal Amount:             $200 million aggregate principal amount (the
                              "Notes").

Issue Price:                  100% of principal amount.

Interest:                     11% per annum in cash, payable semiannually
                              in arrears, which rate will increase to 12% per annum after 18 months from the date of issuance and 13% per annum after 24 months from the date of issuance, subject, in each case, to adjustment as described under "Registration Rights."

Maturity:                     10 years from the date of issuance.

Mandatory Redemption:         None.

-----------
* The Indenture under which the Notes will be issued (the "Indenture") will contain such customary terms and provisions in addition to those described herein as, in the opinion of J.P. Morgan Securities Inc. and Merrill Lynch & Co. would be appropriate at the time of issuance for an issue of senior subordinated high yield debt securities in the public or Rule 144A markets for cash by an issuer with financial ratios comparable with those of the Company and with a rating for its senior subordinated debt of B.

      Such terms and provisions will be substantially similar to those in the Indenture dated October 15, 1999 of IASIS Healthcare Corporation, with such changes as are appropriate for an issuer engaged in the business conducted by the Company and which reflect the agreement set forth in the preceding sentence.


Optional Redemption:          Redeemable by the Company (i) in whole, or,
                              if not in whole, in an aggregate amount of up to $75 million at par plus accrued and unpaid interest and any liquidated damages, until 24 months after the date of issuance, and (ii) as specified below under "Registration
                              Rights." In addition, until 36 months from the date of issuance, the Company may redeem up to $75 million of the Notes (less any Notes redeemed pursuant to the previous sentence) at 113% plus accrued and unpaid interest and any liquidated damages, with the net cash proceeds of any Equity Offering (an
                              "Equity Clawback"), provided that

                                 (1)  at least $125 million of the Notes
                                      remain outstanding immediately after
                                      the occurrence of the redemption;
                                      and

                                 (2)  the redemption must occur within
                                      90 days of the closing of any such
                                      Equity Offering.

                              Thereafter (except as specified below under "Registration Rights"), the Notes will not be redeemable until five years from the date of issuance, at a premium that will decline ratably to par two years prior to maturity, plus accrued and unpaid interest and any liquidated damages.

                              Notwithstanding anything to the contrary contained in this Summary of Terms, any redemption or repayment of the Notes following 24 months from the date of issuance will not cause or result in any reduction in the number of Warrants.

Ranking: The Notes will be unsecured indebtedness of the Company. The Notes will be subordinated in right of payment to all Senior Debt of the Company, will rank pari passu in right of payment with other senior subordinated indebtedness of the Company, and will be senior in right of payment to all subordinated indebtedness of the Company.

                              The subordination provisions will provide that the Company may not make any payment or distribution of any kind with respect to the Notes or acquire any Notes for cash or property or otherwise, except in Permitted Junior Securities or from a defeasance trust, if:

                                 (1)   a payment default on Designated
                                       Senior Debt occurs and is
                                       continuing; or

                                 (2)   any other default occurs and is
                                       continuing on any Designated Senior
                                       Debt that permits holders of that
                                       Designated Senior Debt or their
                                       Representative to accelerate its
                                       maturity and the Trustee receives a
                                       "Payment Blockage Notice" from the
                                       Representative of that Designated
                                       Senior Debt.

                              The Company may and shall resume payments on and distributions with respect to the Notes upon the earlier of:

                                 (1)   in the case of a payment default,
                                       the date upon which the default is
                                       cured or waived; and

                                 (2)   in the case of a nonpayment default,
                                       the earliest of:

                                       (a)  the date on which all nonpayment
                                            defaults are cured or waived or
                                            ceased to exist;

                                       (b)  179 days after the date of
                                            delivery of the applicable
                                            Payment Blockage Notice; or

                                       (c)  the date on which the Trustee
                                            receives notice from the
                                            Representative for the
                                            Designated Senior Debt
                                            rescinding the Payment Blockage
                                            Notice, unless the maturity of
                                            any Designated Senior Debt has
                                            been accelerated.

                              No new Payment Blockage Notice will be
                              effective unless and until at least 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

                              No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless the default has been cured or waived for a period not less than 90 consecutive days.

Guarantees:                   By the same Subsidiaries of the Company that
                              guarantee the Credit Agreements, on a senior subordinated basis. At such time as the Credit Agreements are no longer in effect, the Notes will be guaranteed by any Subsidiary of the Company that is or becomes an obligor under any Indebtedness on a senior subordinated basis; provided that Subsidiaries that are obligated with respect to less than $5 million of Indebtedness, individually, and $30 million, in the aggregate, will not be required to guarantee the Notes.

Restricted Subsidiaries:      The Board of Directors may designate any
                              Restricted Subsidiary to be an Unrestricted
                              Subsidiary if at the time of and after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstand-ing Investments of the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will either reduce the amount available for Restricted Payments or reduce the amount available for future Investments. That designation will only be permitted if the Investment would be permitted at that time under the Restricted Payments covenant and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                              The Board of Directors may only designate a Subsidiary as an Unrestricted Subsidiary to the extent that such Subsidiary:

                                (1)   has no Indebtedness other than
                                      Non-Recourse Debt;

                                (2)   is not party to any agreement,
                                      contract, arrangement or
                                      understanding with the Company or any
                                      Restricted Subsidiary of the Company
                                      unless the terms of any agreement,
                                      contract, arrangement or
                                      understanding of this type are no
                                      less favorable to the Company or the
                                      Restricted Subsidiary than those that
                                      might be obtained at the time from
                                      Persons who are not Affiliates of the
                                      Company;

                                (3)   is a Person with respect to which
                                      neither the Company nor any of its
                                      Restricted Subsidiaries has any
                                      direct or indirect obligation:

                                      (a)   to subscribe for additional
                                            Equity Interests;

                                      (b)   to maintain or preserve the
                                            Person's financial condition
                                            or to cause the Person to
                                            achieve any specified levels
                                            of operating results; or

                                      (c)   on any guarantee of any
                                            obligations of such Person.

                                (4)   has not guaranteed or otherwise
                                      directly or indirectly provided
                                      credit support for any Indebtedness
                                      of the Company or any of its
                                      Restricted Subsidiaries;

                              except in the case of clause (1), (3) or (4), to the extent:

                                      (a)   that the Company or the
                                            Restricted Subsidiary could
                                            otherwise provide a guarantee
                                            or incur such Indebtedness
                                            under the Incurrence of
                                            Indebtedness covenant; and

                                      (b)   the provision of the guarantee,
                                            the incurrence of Indebtedness,
                                            the making of a loan or the
                                            acquisition of additional
                                            Equity Interests and any other
                                            Investment otherwise would be
                                            permitted under the Restricted
                                            Payments covenant and the other
                                            provisions of the Indenture.

                              If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary and any Indebtedness of the Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of that date and, if the Indebtedness is not permitted to be incurred as of that date under the covenant, the Company shall be in default of that covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of the Unrestricted Subsidiary and the designation shall only be permitted if:

                              (1)     the Indebtedness is permitted under
                                      the Incurrence of Indebtedness
                                      covenant, calculated on a pro forma
                                      basis as if the designation had
                                      occurred at the beginning of the
                                      four- quarter reference period,
                                      unless the Indebtedness is Permitted
                                      Debt; and

                              (2)     no Default or Event of Default has
                                      occurred and would be continuing
                                      following the designation.

Covenants:                    The Indenture will contain covenants customary
                              for high yield debt securities, including, but not limited to:
                                o     Repurchases at the Option of Holders
                                      - Change of Control
                                      - Asset Sales
                                o     Restricted Payments
                                o     Incurrence of Indebtedness and
                                        Preferred Stock
                                o     No Senior Subordinated Debt
                                o     Liens
                                o     Dividend and Other Payment Restrictions
                                        Affecting Subsidiaries
                                o     Merger, Consolidation or Sale of Assets
                                o     Transactions with Affiliates
                                o     Additional Subsidiary Guarantees
                                o     Business Activities
                                o     Provision of Reports and Financial
                                        Information

Events of Default:            The Indenture will contain events of default
                              customary for high yield debt securities, including: failure to pay interest for 30 days or principal when due; failure to comply with Merger, Change of Control and Asset Sale provisions; failure to comply with all other covenants for 60 days following notice by the Trustee or by the holders of 25% in principal amount of the Notes then outstanding; cross-acceleration to certain other debt (including, but not limited to, debt of Unrestricted Subsidiaries that is guaranteed by the Company or a Restricted
                              Subsidiary) in excess of $10 million (as a result of default in payment of principal);
                              unenforceability of Guarantees of a
                              Significant Subsidiary or Subsidiaries that taken together would constitute a Significant
                              Subsidiary and certain events of bankruptcy with respect to the Company or any Significant Subsidiary that is a Restricted
                              Subsidiary (a "Material Subsidiary") or
                              Subsidiaries that if taken together would constitute a Material Subsidiary. In the case of an Event of Default arising from events of bankruptcy, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee, upon request of holders of at least
                              25% in principal amount of the Notes then outstanding, or the holders of at least 25% in principal amount of the then outstanding
                              Notes may declare all the Notes to be due and payable by notice in writing to the Company and the same:

                                (1)   will become immediately due and payable;
                                      or

                                (2)   if there are any amounts outstanding
                                      under the Credit Agreements, will
                                      become immediately due and payable
                                      upon the first to occur of an
                                      acceleration under the Credit
                                      Agreement or five business days after
                                      receipt by the Company and the
                                      Representative under the Credit
                                      Agreement of an acceleration notice;
                                      provided that Rite Aid will agree
                                      that if it holds at least 25% of the
                                      principal amount of the Notes then
                                      outstanding and, without the request
                                      or joinder in such acceleration
                                      notice of any other holders, has
                                      initiated such acceleration, such
                                      period shall be 15 business days. The
                                      holders of a majority in aggregate
                                      principal amount of the then
                                      outstanding Notes by written notice
                                      to the Trustee may on behalf of all
                                      of the holders rescind an
                                      acceleration and its consequences if
                                      the rescission would not conflict
                                      with any judgment or decree and if
                                      all existing Events of Default have
                                      been cured or waived, but not in-
                                      cluding Events of Default as a result
                                      of nonpayment of principal, interest
                                      or premium that has become due because
                                      of the acceleration or other provisions
                                      as required by the Trust Indenture Act.

Transferability of Notes:     The Notes may be transferred, in whole or
                              from time to time in part, without the
                              consent of the Company, unless any such
                              transfer would violate the Securities Act;
                              provided that Rite Aid will agree not to transfer Notes in a privately negotiated transaction to any entity that, at the closing of the PCS Acquisition, has been identified as a direct competitor of the Company on a schedule reasonably acceptable to Rite Aid.

Registration Rights:          The Company, the Subsidiary Guarantors and
                              Rite Aid will enter into a registration
                              rights agreement. Under the terms of the registration rights agreement, the Company and the Subsidiary Guarantors will agree to file a shelf registration statement with the SEC to cover resales of the Notes, the Warrants and the underlying Common Stock.
                              Under the terms of the registration rights agreement, the Company and the Guarantors will agree to use their reasonable best efforts to file the shelf registration statement with the SEC on or prior to 75 days after the issuance of the Notes and to cause the shelf registration to be declared effective by the SEC on or prior to 165 days after the issuance of the Notes.

                              The Company will pay liquidated damages if:

                                (1)   the Company fails to file the
                                      registration statement required by
                                      the registration rights agreement on
                                      or before the date specified for the
                                      required filing; or

                                (2)   the required registration statement
                                      is not declared effective by the SEC
                                      on or prior to the date specified for
                                      effectiveness, referred to as the
                                      "effectiveness target date"; or

                                (3)   the shelf registration statement is
                                      declared effective but thereafter
                                      ceases to be effective or usable in
                                      connection with resales of Notes
                                      during the periods specified in the
                                      registration rights agreement,
                                      subject to customary black- out
                                      periods. Each event referred to in
                                      clauses (1) through (3) above is
                                      referred to as a "registration
                                      default."

                              The amount of liquidated damages will be equal to a per annum rate of 0.50% on the principal amount of Notes held by the holders, with respect to the first 90-day period immediately following the occurrence of the first registration default.

                              Liquidated damages will increase by an
                              additional per annum rate of 0.25% with
                              respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of 2.00% per annum on the principal amount of Notes.

                              The Company will pay all accrued liquidated damages on each interest payment date in the manner provided for the payment of interest in the Indenture. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

                              The Company and the Guarantors will agree to use their reasonable best efforts to keep the shelf registration statement effective until the later of (i) two years from the date of issuance of the Notes or such longer period as is reasonably requested by Rite Aid in order to facilitate resales by Rite Aid of the Notes and Warrants and (ii) two years after the date that Rite Aid is no longer a holder of Notes, and will take such customary actions as are reasonably required to facilitate unrestricted resales of the
                              Notes, including but not limited to,
                              executing customary underwriting or purchase agreements, participation in marketing and roadshow efforts, delivery of certificates, comfort letters and legal opinions and providing customary indemnification and contribution.

                              At the option of either the Company or the holders of 25% of the Notes originally issued (other than Rite Aid) the Company will offer to exchange the Notes for notes with identical terms pursuant to a registered exchange offer. The Company's obligation to keep the shelf registration statement effective pursuant to clause (ii) above shall be deemed satisfied if and to the extent that the holders receive notes that are "freely tradeable" as a result of any such exchange offer.

                              During any period after two years from the date of issuance of the Notes that Rite Aid has requested the shelf registration to remain effective, the Company may redeem the Notes held by Rite Aid, in whole but not in part, at par plus accrued and unpaid interest and any liquidated damages, upon 20-30 days' notice to Rite Aid, which notice will have the effect of causing all Notes held by Rite Aid to become due and payable on the redemption date specified in such notice and suspending the Company's obligation to keep the shelf registration statement effective.

                              The Company will also take comparable actions in order to facilitate resales of Notes in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

Warrants:                     Simultaneous with the issuance of the Notes,
                              the Company shall issue Warrants entitling the holders to purchase an aggregate of 2% of the Company's Class A Common Stock (the
                              "Common Stock") outstanding on the date of the issuance of the Notes, on a fully diluted basis, after giving pro forma effect to the PCS Acquisition and the financing therefore, excluding the issuance of the Warrants, subject to certain adjustments.

                              The Warrants will become exercisable after the second anniversary of the date of issuance (the "Second Anniversary") only if the Notes have not been redeemed in full on or prior to the Second Anniversary and will expire on the tenth anniversary of the date of issuance. If the Warrants do not become exercisable after the Second Anniversary, they will expire on the Second Anniversary. Subject to the provisions contained in "Optional Redemption" contained herein, the number of Warrants exercisable on or after the Second Anniversary shall be reduced by the same percentage as the percentage of Notes repaid or redeemed on or prior to the Second Anniversary.

                              The exercise price of the Warrants shall be $20.00 per share, subject to adjustment. The exercise price may be paid in cash or in lieu of any cash payment, the holder shall have the right at any time after the Second Anniversary, and from time to time to exercise the Warrants in full or in part on a cashless basis, pursuant to a customary cashless exercise formula.

                              The number of shares of Common Stock issuable upon the exercise of the Warrants will be subject to customary public company anti-dilution provisions upon the occurrence of certain events, including, but not limited to: (i) stock dividends, (ii) stock splits, subdivisions, combinations, reclassifications, mergers and consolidations affecting the Common Stock, (iii) the issuance of shares of Common Stock or certain rights to all holders of Common Stock, warrants or options entitling the holders thereof to purchase shares of Common Stock,
                              (iv) any distribution by the Company to all holders of Common Stock of any indebtedness or assets (other than ordinary cash distributions not to exceed, on an annual basis, a specified percentage of the market price of the Common Stock) or (v) sales of Common Stock at a price per share lower than either the then current market price of the Common Stock or the exercise price.

                              The Warrants will be detachable from the Notes after the Second Anniversary, subject to the following paragraph. After the Second Anniversary, the holder may transfer the Warrants, in whole or from time to time in part, to any other person or entity, without the consent of the Company, unless any such transfer would violate the Securities Act. Prior to the Second Anniversary, the Warrants may be transferred, without the consent of the Company, only along with the related Notes, unless any such transfer would violate the Securities Act.

                              Notwithstanding anything to the contrary contained in this Summary of Terms, on or prior to the Second Anniversary, Rite Aid shall have the right at any time, and from time to time, to transfer the Notes without the Warrants being attached, in connection with sales made pursuant to Rule 144A pursuant to the Securities Act. In the event of any such separation of the Notes and the Warrants prior to the Second Anniversary, Rite Aid will agree to hold the Warrants attributable to the Notes so transferred until the Second Anniversary.

                              The holders of the Warrants will have
                              piggy-back registration rights with respect to the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, as will be more fully detailed in a registration rights agreement between the Company and Rite Aid Corporation, for the benefit of the holders from time to time of the Warrants and the underlying Common Stock. Such registration rights will be no less favorable than the comparable registration rights with respect to the Series A and Series B Preferred Stock, Class B Common Stock and Common Stock granted in connection with the PCS Acquisition and the related financing.



                                                                 Exhibit D


                       ADVANCE PARADIGM, INC.
                        CLASS B COMMON STOCK
           SUMMARY OF TERMS OF CERTIFICATE OF DESIGNATIONS



Company                    Advance Paradigm, Inc. (the "Company").

Investors                  Rite Aid Corporation ("Rite Aid") and affiliates
                           of Joseph Littlejohn & Levy Inc. ("JLL"). The term "Holders" means any holder, from time to time, of Class B Stock (as defined below), which will include only JLL, Rite Aid and their respective Permitted Transferees (as defined below).

Security 13,750,000 newly-issued Class B Common Stock, par value $0.01 per share (the "Class B Stock"), to be issued in two series as follows:

                           o 7,500,000 shares of Class B Stock, designated as Class B-1 Stock, to JLL upon the conversion of the Series A and Series B Preferred Stock of the Company held by JLL; and

                           o 6,250,000 shares of Class B Stock, designated as Class B-2 Stock, to Rite Aid upon the conversion of the Series A Preferred Stock of the Company held by Rite Aid.

                           Shares of Class B-1 and Class B-2 Stock will be issued pursuant to two separate certificates of designation, all of the terms of which will be identical, except as set forth under "Voting Rights" and "Board of Directors" below. As used in this term sheet, Class B Stock refers to Class B-1 and Class B-2 Stock.

                           In the event the Series A and B Preferred Stock are not converted into Class B Stock prior to the 120th day of the issuance of the Series A and B Preferred Stock, then the number of shares of Class B Stock that JLL and Rite Aid will receive upon such conversion will be adjusted in accordance with the terms of the Series A and Series B Preferred Stock (e.g., to account for the additional shares resulting from the payment of dividends paid-in-kind on the Series A Preferred Stock).

Liquidation                In any voluntary or involuntary liquidation,
                           dissolution or winding up of the Company, the Holders will equally share in the remaining net assets of the corporation with the Common Stock, par value $0.01 per share, of the Company (the
                           "Common Stock") on a "share-and-share alike" basis with the Common Stock.

Dividends                  Any dividend or distribution on shares of Common
                           Stock shall be payable on the Class B Stock on a "share-and-share alike" basis with the Common
                           Stock.

Conversion                 The Holders may, at any time and from time to
                           time, convert the Class B Stock into Common
                           Stock on a one-for-one basis, subject to adjustment as described under "Anti-Dilution" below (the "Conversion Ratio").

Stock Split, Dividend,     Shares of Class B Stock or Common Stock
etc.                       may be split up, subdivided, combined or
                           reclassified only if the shares of the other class are proportionately split up, subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the Class B Stock and Common
                           Stock.

Anti-Dilution             o In any consolidation, merger, recapitalization
                            or sale of all or substantially all of the assets of the Company, the Holders will get the same securities and/or property as holders of Common Stock on an "as-if-converted" basis.

                          o The Conversion Ratio will be reduced on a
                            weighted average price formula basis in the event of the issuance by the Company of any equity securities (including any option, warrant or security convertible into or exchangeable for equity securities), at a purchase, conversion, or exercise price less than the fair market value of the Common Stock in effect at the time. This provision will not apply to issuances of equity securities to customers of the Company in the ordinary course and to grants of options or issuances of shares pursuant to existing option plans, subject to limitations mutually acceptable to the Company and the Holders and consistent with the Company's past practices.

Preemptive Rights          The Holders will be offered the right to
                           participate in future issuances of equity securities for cash to enable it to maintain its then current fully diluted percentage ownership of the Company.

Reserved Shares            The Company will maintain sufficient
                           authorized but unissued shares of the Common
                           Stock to permit conversion of all outstanding
                           Class B Stock.

Transfers of Class         Shares of Class B Stock may only be transferred
B Stock                    after being converted into Common Stock, except
                           for transfers by a Holder to its controlled affiliates or to its lenders as security (the
                           "Permitted Transferees"). For purposes of this provision, JLL controlled affiliates will include funds managed by JLL, and current and future investors in funds managed by JLL.

Registration Rights        Holders of Class B-1 and Class B-2 Stock
                           (and any Common Stock into which they may be converted) will each have:

                           o Two demand registration rights; and

                           o Unlimited piggyback registration rights.

                           These registration rights will apply to shares of Common Stock issued upon conversion of the Class B Stock. In the event of underwriter cutback in a demand registration, the exercising Holder will have priority over any other shareholder. In addition, in the event of underwriter cutback where the Company proposes to sell shares, (a) if a demand registration, the exercising Holder and the Company will participate on a pro rata basis, and (b) if a registration initiated by the Company to affect a primary offering, the Company will have priority over the Holders. A Holder will not be deemed to have exercised a demand registration right if, by reason of the Company's participation in the offering, there is an underwriter cutback of 5% or more of the shares included in such Holder's demand.

                           No Holder may exercise any demand registration right within the first six months after the closing of the investment. The Company may delay effecting a demand registration once a year for up to 90 days for customary reasons.

                           The Holder will designate the underwriters in any offering pursuant to a demand registration by such Holder, except if the Company proposes to participate in the offering, the underwriters will be selected jointly by the exercising Holder and the Company. All registration and offering expenses to be paid by the Company, except for underwriters' commission and fees, taxes and fees of legal counsel to the Holders.

Rule 144                   The Company will comply with necessary
                           requirements to enable the Holders to sell under Rule 144 any Common Stock received upon conversion of Class B Stock.

Voting Rights              The Class B Stock will vote as a single
                           class with the Common Stock on an
                           as-if-converted basis, except for the election of directors (which voting will be governed by the terms set forth below under "Board of Directors").

                           The approval of two-thirds of the Holders of the Class B-1 and Class B-2 Stock, voting together as a separate class, will be required for the following actions by the Company:

                           o Amendments to the Company's Certificate of Incorporation or Bylaws that would adversely affect the rights of the Class B-1 or Class B-2 Stock;

                           o  Any amendment to the certificate of
                              designations for the Series A Preferred
                              Stock, or the Class B-1 or Class B-2 Stock;

                           o Any issuances of shares of Class B-1 or Class B-2 Stock, other than upon the conversion of Series A or B Preferred Stock;

                           o So long as the Holders hold 25% or more of their initial investment and 5% or more of the Common Stock (on a fully diluted basis), any merger, consolidation, other business combination or any sale of all or substantially all of the assets of the Company. It is understood that the Holders will not receive any payment for their approval of any of the foregoing;

                           o Incurrence of indebtedness or guaranties of indebtedness (other than pursuant to the $825 million senior secured facility and the $200 million of senior subordinated notes issued to Rite Aid, and any extensions, renewals and refinancings thereof) that would result in the Company's ratio of pro forma adjusted LTM EBITDA to interest expense being less than 1.50:1.00. The Company will have a 30-day cure period before the remedies for breach of this provision will be triggered;

                           o Voluntary filing for bankruptcy, liquidation or dissolution or winding up of Company;

                           o Any increase in the size of the Board, and any decrease in the number of Class A directors of the Company; and

                           o  Transactions with affiliates involving
                              amounts in excess of $5 million.

Board Of Directors         The Board will have eleven members, divided into
                           the following classes: three Class A directors, all of whom will be officers and employees of the Company; two Class B-1 directors, and two Class
                           B-2 directors (collectively referred to as "Class B directors"), all of whom will be designated as provided below; three Class C directors, all of whom will be "independent" directors within the meaning of the Nasdaq National Market rules; and one Class D director, who will be designated as provided below.

                           o The Holders of Class B-1 Stock (i.e., JLL and its Permitted Transferees) will designate the two Class B-1 directors. When the outstanding shares of Class B-1 Stock represent less than 50% of the number of shares issued on the Conversion Date, the Holders of Class B-1 Stock will have the right to designate one director. The Holders of Class B-1 Stock will no longer have the right to designate a director when the outstanding shares of Class B-1 Stock represent less than 10% of the number of shares of Class B-1 Stock issued on the Conversion Date.

                          o Until the second anniversary of the Conversion Date (as defined below), Holders of Class B-2 Stock (i.e., Rite Aid and its Permitted Transferees) will designate the two Class B-2 directors. Thereafter, when the outstanding shares of Class B-2 Stock represent less than 50% of the number of shares of Class B-2
                              Stock issued on the Conversion Date, the Holders of Class B-2 Stock will have the right to designate one director. The Holders of Class B-2 Stock will no longer have the right to designate a director when the outstanding shares of Class B-2 Stock represent less than 10% of the number of shares of Class B-2 Stock issued on the Conversion Date.

                           o  The initial Class D director will be J.P.
                              Millon. Prior to the later of the second anniversary of the Conversion Date and the Class D Termination Date (as defined below), any replacement Class D director will be the person (A) designated by a majority of the Class A directors and (B) approved by a majority of Holders of the Class B-1 and Class B-2 Stock (approval not to be unreasonably withheld), each voting as a separate class (or if there are shares of only one class outstanding, by a majority of Holders of such class). The "Class D Termination Date" means the earlier to occur of (x) the Holders holding less than 50% of their initial investment, and (y) there being two or less Class B directors, on which date the Class D director will become a Class C director and such class of directors will cease to exist.

                           o The number of Class B directors and the size of the Board will decrease upon any reduction in the number of Class B directors.

                           o  If the Company takes any of the actions
                              specified under "Voting Rights" without the approval of the Holders, the number of each of Class B-1 and Class B-2 directors will increase by one, with the size of the Board increasing by such number (i.e., no decrease in the number of directors of any other class).

                           o The foregoing percentages shall be subject to adjustments for stock splits, stock dividends, etc. "Conversion Date" means the date of the conversion of the Series A and Series B Preferred Stock into Class B Stock in accordance with the certificate of designation for the Series A and Series B Preferred Stock; provided that if any Series A Preferred Stock is not converted into Class B-2 Stock upon receipt of stockholder approval for such conversion and the creation of Class B Stock, then (i) Conversion Date will mean, for such Series A Preferred Stock, the date of such stockholder approval and
                              (ii) the number of outstanding shares of Class B-2 Stock as of the Conversion Date will be the number of shares of Class B-2 Stock into which such Series A Preferred Stock would be convertible on such date.

                           The Board will meet at least quarterly. The
                           Class B directors (as a group) will be entitled to proportional representation on committees, including audit and compensation committees, to the extent such representation of Class B directors on any such committee is permitted by SEC and NASD regulations.

                           All votes regarding the appointment, removal or compensation of the Company's Chief Executive Officer, or any transaction between the Company and the Chief Executive Officer, will be made only by Class B and Class C directors.

Automatic Conversion       All outstanding shares of Class B Stock
                           will be automatically converted into Common
                           Stock when (i) the number of outstanding shares of Class B Stock represents less than 10% of the Holders' initial investment, and (ii) the Holders no longer have a right to designate a director.

Standstill                 Until the fourth anniversary of the closing, the
                           Holders will be subject to customary standstill provisions, including non-participation in proxy contests and not purchasing any additional shares of Common Stock resulting in an increase to its ownership percentage in the Company. This standstill covenant will terminate in the event (a) the Board proposes to enter into a transaction involving a sale of more than 35% of the capital stock of the Company, (b) of a merger of the Company or (c) the acquisition by any person or group of persons of more than 35% of the Company's capital stock.

Governing Law              Delaware





















                                 EXHIBIT E





              [Intentionally Omitted-See Exhibits A-D]






                                                                  Exhibit F

                     [form of voting agreement for ffi]



                                            July __, 2000



Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA 17011
Attn: Robert Miller
      Chairman/Chief Executive Officer

Joseph Littlejohn & Levy Inc.
425 Lexington Avenue
Suite 3350
New York, NY 10017


                  Re:   Voting Agreement

 Ladies and Gentlemen:

            The undersigned (the "Stockholder") understands that Rite Aid Corporation, a Delaware corporation ("Seller"), and Advance Paradigm, Inc., a Delaware corporation ("Purchaser"), are entering into a Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), providing for, among other things, the sale (the "Sale") by Seller of all of the outstanding shares of Class A Common Stock, par value $1.00 per share of PCS Holding Corporation, a Delaware corporation and a wholly owned subsidiary of Seller (the "Company"), to Purchaser. The Stockholder also understands that the Purchase Agreement provides that a portion of the aggregate purchase price to be paid by Purchaser to Seller shall be payable in the form of shares of Series A Preferred Stock of Purchaser (the "Series A Preferred"). The Stockholder also understands that Joseph Littlejohn & Levy Inc. or one or more of its affiliates ("JLL") and Purchaser are entering into a Securities Purchase Agreement (the "Securities Purchase Agreement, and together with the Stock Purchase Agreement, the "Purchase Agreements") providing for, among other things, the purchase of shares of Series A Preferred Stock of and shares of Series B Convertible Preferred Stock of Purchaser (the "Series B Preferred") by JLL. The Stockholder further understands that following the Closing of the transactions contemplated by the Purchase Agreements, all of the Series A Preferred and Series B Preferred then outstanding shall, subject to the receipt of requisite approvals from the stockholders of Purchaser, be convertible into a newly-created class of common stock of the Purchaser (the "Class B Common Stock") having the terms set forth in the Class B Common Stock summary of terms (the "Summary of Terms") attached to the Purchase Agreements.

            Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreements. The Stockholder is entering into this letter agreement at the request of Seller and JLL, as a condition to Seller's and JLL's willingness to enter into the Purchase Agreements and to consummate the transactions contemplated thereby. As used herein, "Shares" means any and all shares of common stock, par value $0.01 per share, of the Purchaser owned by the Stockholder or hereafter acquired by the Stockholder by the exercise of options or otherwise.

            Section 1. The Stockholder hereby confirms and agrees with you as follows:

            A. The Stockholder is the beneficial and record owner of the number of Shares set forth opposite the Stockholder's name on Schedule I hereto, free and clear of all liens, charges, encumbrances, adverse claims, voting agreements and commitments of every kind, except as disclosed on
Schedule I. Except as set forth on Schedule I and except for options or warrants held by the Stockholder as set forth in Section 3.2(a) of the Purchaser Disclosure Schedule relating to the Stock Purchase Agreement, neither the Stockholder nor any company, trust or other entity controlled by the Stockholder owns any additional shares of the capital stock of Purchaser or any interest therein or has any voting rights with respect to any additional shares of capital stock of Purchaser.

            B. The Stockholder will not, and will not permit any company, trust or other entity controlled by the Stockholder to, directly or indirectly, (i) prior to the Announcement Date (as hereinafter defined), contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or options or securities convertible thereinto or any voting rights with respect thereto, (ii) grant any proxy or power of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares except as provided in this letter agreement or (iii) take any action which would make any representation or warranty made by the Stockholder in this Agreement untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this letter agreement. "Announcement Date" means the date on which Purchaser publicly announces its results of operations for the quarter ended September 30, 2000.

            C. The Stockholder will, and will cause any company, trust or other entity controlled by the Stockholder to, vote all of the Shares against the approval of any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Purchaser under the Purchase Agreements or of the Stockholder under this letter agreement.

            D. Any time Purchaser seeks the approval of its stockholders, whether such approval is sought at a meeting of the stockholders of Purchaser or by written consent, for the authorization and issuance (including, without limitation, the approval of any necessary amendments to Purchaser's Certificate of Incorporation) of any securities of Purchaser issuable pursuant to the Purchase Agreements (including, without limitation, the Class B Common Stock having the terms set forth in the Summary of Terms), the Stockholder will, and will cause any company, trust or other entity controlled by the Stockholder to, vote all of the Shares in favor of such authorization and issuance.

            E. The Stockholder represents and warrants that the Stockholder has all necessary power and authority to enter into this letter agreement and that this letter agreement is the legal, valid and binding agreement of the Stockholder, and is enforceable against the Stockholder in accordance with its terms.

            F. The Stockholder agrees that it will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Seller and JLL may reasonably request for the purpose of effectively carrying out the transactions contemplated by this letter agreement and to vest the power to vote the Shares as contemplated by Sections 1(C) and/or 1(D).

            G. The Stockholder agrees that it will not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this letter agreement.

            Section 2. Purchaser agrees with and covenants to Seller that Purchaser shall not register the transfer of any of the undersigned's Shares without the prior written consent of Seller.

            Section 3. Purchaser and the undersigned agree that damages are an inadequate remedy for the breach of any term or condition of this letter agreement and that you shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the terms of this letter agreement.

            Section 4. This letter agreement will automatically terminate and be of no further force and effect upon the earlier of: (i) the termination of the Purchase Agreements or (ii) the time at which all outstanding shares of Series A Preferred and Series B Preferred shall have become immediately convertible into Class B Common Stock.

            Section 5. This letter agreement shall be governed by and construed exclusively in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of law.

            Section 6. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Please confirm that the foregoing correctly states the understanding between us by signing and returning to each of the undersigned a counterpart hereof.


                                    Very truly yours,

                                    [To be executed by the relevant
                                    stockholders]



Acknowledged and agreed to
as to Sections 2 through 6:

ADVANCE PARADIGM, INC.


By:__________________________
   Name:
   Title:


Confirmed on the date first
above written:

RITE AID CORPORATION


By:__________________________
   Name:
   Title:


JOSEPH LITTLEJOHN & LEVY INC.


By:__________________________
   Name:
   Title




                                 SCHEDULE I


Stockholder                            Number of Shares
-----------                            ----------------





            [form of voting agreement for management generally]



                                            July __, 2000



Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA 17011
Attn: Robert Miller
      Chairman/Chief Executive Officer

Joseph Littlejohn & Levy Inc.
425 Lexington Avenue
Suite 3350
New York, NY 10017


                  Re:   Voting Agreement

 Ladies and Gentlemen:

            The undersigned (the "Stockholder") understands that Rite Aid Corporation, a Delaware corporation ("Seller"), and Advance Paradigm, Inc., a Delaware corporation ("Purchaser"), are entering into a Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), providing for, among other things, the sale (the "Sale") by Seller of all of the outstanding shares of Class A Common Stock, par value $1.00 per share of PCS Holding Corporation, a Delaware corporation and a wholly owned subsidiary of Seller (the "Company"), to Purchaser. The Stockholder also understands that the Purchase Agreement provides that a portion of the aggregate purchase price to be paid by Purchaser to Seller shall be payable in the form of shares of Series A Preferred Stock of Purchaser (the "Series A Preferred"). The Stockholder also understands that Joseph Littlejohn & Levy Inc. or one or more of its affiliates ("JLL") and Purchaser are entering into a Securities Purchase Agreement (the "Securities Purchase Agreement, and together with the Stock Purchase Agreement, the "Purchase Agreements") providing for, among other things, the purchase of shares of Series A Preferred Stock of and shares of Series B Convertible Preferred Stock of Purchaser (the "Series B Preferred") by JLL. The Stockholder further understands that following the Closing of the transactions contemplated by the Purchase Agreements, all of the Series A Preferred and Series B Preferred then outstanding shall, subject to the receipt of requisite approvals from the stockholders of Purchaser, be convertible into a newly-created class of common stock of the Purchaser (the "Class B Common Stock") having the terms set forth in the Class B Common Stock summary of terms (the "Summary of Terms") attached to the Purchase Agreements.

            Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreements. The Stockholder is entering into this letter agreement at the request of Seller and JLL, as a condition to Seller's and JLL's willingness to enter into the Purchase Agreements and to consummate the transactions contemplated thereby. As used herein, "Shares" means any and all shares of common stock, par value $0.01 per share, of the Purchaser owned by the Stockholder or hereafter acquired by the Stockholder by the exercise of options or otherwise.

            Section 1. The Stockholder hereby confirms and agrees with you as follows:

            A. The Stockholder is the beneficial and record owner of the number of Shares set forth opposite the Stockholder's name on Schedule I hereto, free and clear of all liens, charges, encumbrances, adverse claims, voting agreements and commitments of every kind, except as disclosed on
Schedule I. Except as set forth on Schedule I and except for options or warrants held by the Stockholder as set forth in Section 3.2(a) of the Purchaser Disclosure Schedule relating to the Stock Purchase Agreement, neither the Stockholder nor any company, trust or other entity controlled by the Stockholder owns any additional shares of the capital stock of Purchaser or any interest therein or has any voting rights with respect to any additional shares of capital stock of Purchaser.

            B. The Stockholder will not, and will not permit any company, trust or other entity controlled by the Stockholder to, directly or indirectly, (i) prior to the 120th day following the date hereof, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or options or securities convertible thereinto or any voting rights with respect thereto, other than as contemplated hereby, (ii) grant any proxy or power of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares except as provided in this letter agreement or (iii) take any action which would make any representation or warranty made by the Stockholder in this Agreement untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this letter agreement.

            C. The Stockholder will, and will cause any company, trust or other entity controlled by the Stockholder to, vote all of the Shares against the approval of any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Purchaser under the Purchase Agreements or of the Stockholder under this letter agreement.

            D. Any time Purchaser seeks the approval of its stockholders, whether such approval is sought at a meeting of the stockholders of Purchaser or by written consent, for the authorization and issuance (including, without limitation, the approval of any necessary amendments to Purchaser's Certificate of Incorporation) of any securities of Purchaser issuable pursuant to the Purchase Agreements (including, without limitation, the Class B Common Stock having the terms set forth in the Summary of Terms), the Stockholder will, and will cause any company, trust or other entity controlled by the Stockholder to, vote all of the Shares in favor of such authorization and issuance.

            E. The Stockholder represents and warrants that the Stockholder has all necessary power and authority to enter into this letter agreement and that this letter agreement is the legal, valid and binding agreement of the Stockholder, and is enforceable against the Stockholder in accordance with its terms.

            F. The Stockholder agrees that it will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Seller and JLL may reasonably request for the purpose of effectively carrying out the transactions contemplated by this letter agreement and to vest the power to vote the Shares as contemplated by Sections 1(C) and/or 1(D).

            G. The Stockholder agrees that it will not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this letter agreement.

            Section 2. Purchaser agrees with and covenants to Seller that Purchaser shall not register the transfer of any of the undersigned's Shares without the prior written consent of Seller.

            Section 3. Purchaser and the undersigned agree that damages are an inadequate remedy for the breach of any term or condition of this letter agreement and that you shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the terms of this letter agreement.

            Section 4. This letter agreement will automatically terminate and be of no further force and effect upon the earlier of: (i) the termination of the Purchase Agreements or (ii) the time at which all outstanding shares of Series A Preferred and Series B Preferred shall have become immediately convertible into Class B Common Stock.

            Section 5. This letter agreement shall be governed by and construed exclusively in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of law.

            Section 6. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Please confirm that the foregoing correctly states the understanding between us by signing and returning to each of the undersigned a counterpart hereof.


                                    Very truly yours,

                                    [To be executed by the relevant
                                    stockholders]



Acknowledged and agreed to as
to Sections 2 through 6:

ADVANCE PARADIGM, INC.


By:__________________________
   Name:
   Title:

Confirmed on the date first
above written:

RITE AID CORPORATION


By:__________________________
   Name:
   Title:


JOSEPH LITTLEJOHN & LEVY INC.


By:__________________________
   Name:
   Title




                                 SCHEDULE I


Stockholder                            Number of Shares
-----------                            ----------------





       [form of voting agreement for David D. Halbert & Jon S. Halbert]



                                            July __, 2000



Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA 17011
Attn: Robert Miller
      Chairman/Chief Executive Officer

Joseph Littlejohn & Levy Inc.
425 Lexington Avenue
Suite 3350
New York, NY 10017


                  Re:   Voting Agreement

Ladies and Gentlemen:

            The undersigned (the "Stockholder") understands that Rite Aid Corporation, a Delaware corporation ("Seller"), and Advance Paradigm, Inc., a Delaware corporation ("Purchaser"), are entering into a Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), providing for, among other things, the sale (the "Sale") by Seller of all of the outstanding shares of Class A Common Stock, par value $1.00 per share of PCS Holding Corporation, a Delaware corporation and a wholly owned subsidiary of Seller (the "Company"), to Purchaser. The Stockholder also understands that the Purchase Agreement provides that a portion of the aggregate purchase price to be paid by Purchaser to Seller shall be payable in the form of shares of Series A Preferred Stock of Purchaser (the "Series A Preferred"). The Stockholder also understands that Joseph Littlejohn & Levy Inc. or one or more of its affiliates ("JLL") and Purchaser are entering into a Securities Purchase Agreement (the "Securities Purchase Agreement, and together with the Stock Purchase Agreement, the "Purchase Agreements") providing for, among other things, the purchase of shares of Series A Preferred Stock of and shares of Series B Convertible Preferred Stock of Purchaser (the "Series B Preferred") by JLL. The Stockholder further understands that following the Closing of the transactions contemplated by the Purchase Agreements, all of the Series A Preferred and Series B Preferred then outstanding shall, subject to the receipt of requisite approvals from the stockholders of Purchaser, be convertible into a newly-created class of common stock of the Purchaser (the "Class B Common Stock") having the terms set forth in the Class B Common Stock summary of terms (the "Summary of Terms") attached to the Purchase Agreements.

            Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreements. The Stockholder is entering into this letter agreement at the request of Seller and JLL, as a condition to Seller's and JLL's willingness to enter into the Purchase Agreements and to consummate the transactions contemplated thereby. As used herein, "Shares" means any and all shares of common stock, par value $0.01 per share, of the Purchaser owned by the Stockholder or hereafter acquired by the Stockholder by the exercise of options or otherwise.

            Section 1. The Stockholder hereby confirms and agrees with you as follows:

            A. The Stockholder is the beneficial and record owner of the number of Shares set forth opposite the Stockholder's name on Schedule I hereto, free and clear of all liens, charges, encumbrances, adverse claims, voting agreements and commitments of every kind, except as disclosed on
Schedule I. Except as set forth on Schedule I and except for options or warrants held by the Stockholder as set forth in Section 3.2(a) of the Purchaser Disclosure Schedule relating to the Stock Purchase Agreement, neither the Stockholder nor any company, trust or other entity controlled by the Stockholder owns any additional shares of the capital stock of Purchaser or any interest therein or has any voting rights with respect to any additional shares of capital stock of Purchaser.

            B. The Stockholder will not, and will not permit any company, trust or other entity controlled by the Stockholder to, directly or indirectly, (i) prior to the 180th day following the date hereof, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or options or securities convertible thereinto or any voting rights with respect thereto, other than as contemplated hereby, provided that after the 120th day following the date hereof, the Stockholder shall be permitted to sell Shares representing up to ten percent(10%) of the total number of Shares owned by the Stockholder as the date hereof, (ii) grant any proxy or power of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares except as provided in this letter agreement or
(iii) take any action which would make any representation or warranty made by the Stockholder in this Agreement untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this letter agreement.

            C. The Stockholder will, and will cause any company, trust or other entity controlled by the Stockholder to, vote all of the Shares against the approval of any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Purchaser under the Purchase Agreements or of the Stockholder under this letter agreement.

            D. Any time Purchaser seeks the approval of its stockholders, whether such approval is sought at a meeting of the stockholders of Purchaser or by written consent, for the authorization and issuance (including, without limitation, the approval of any necessary amendments to Purchaser's Certificate of Incorporation) of any securities of Purchaser issuable pursuant to the Purchase Agreements (including, without limitation, the Class B Common Stock having the terms set forth in the Summary of Terms), the Stockholder will, and will cause any company, trust or other entity controlled by the Stockholder to, vote all of the Shares in favor of such authorization and issuance.

            E. The Stockholder represents and warrants that the Stockholder has all necessary power and authority to enter into this letter agreement and that this letter agreement is the legal, valid and binding agreement of the Stockholder, and is enforceable against the Stockholder in accordance with its terms.

            F. The Stockholder agrees that it will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Seller and JLL may reasonably request for the purpose of effectively carrying out the transactions contemplated by this letter agreement and to vest the power to vote the Shares as contemplated by Sections 1(C) and/or 1(D).

            G. The Stockholder agrees that it will not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this letter agreement.

            Section 2. Purchaser agrees with and covenants to Seller that Purchaser shall not register the transfer of any of the undersigned's Shares without the prior written consent of Seller.

            Section 3. Purchaser and the undersigned agree that damages are an inadequate remedy for the breach of any term or condition of this letter agreement and that you shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the terms of this letter agreement.

            Section 4. This letter agreement will automatically terminate and be of no further force and effect upon the earlier of: (i) the termination of the Purchase Agreements or (ii) the time at which all outstanding shares of Series A Preferred and Series B Preferred shall have become immediately convertible into Class B Common Stock.

            Section 5. This letter agreement shall be governed by and construed exclusively in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of law.

            Section 6. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Please confirm that the foregoing correctly states the understanding between us by signing and returning to each of the undersigned a counterpart hereof.


                                    Very truly yours,

                                    [To be executed by the relevant
                                    stockholders]



Acknowledged and agreed to
as to Sections 2 through 6:

ADVANCE PARADIGM, INC.


By:__________________________
   Name:
   Title:


Confirmed on the date first
above written:

RITE AID CORPORATION


By:__________________________
   Name:
   Title:


JOSEPH LITTLEJOHN & LEVY INC.


By:__________________________
   Name:
   Title




                                SCHEDULE I


Stockholder                            Number of Shares
-----------                            ----------------





                              STOCK OWNERSHIP

David A. George  -  3,000 Shares
David D. Halbert  -  711,841 Shares*
Jon S. Halbert  -  165,344 Shares**
Robert W. Horner, III  -  200 Shares***
Laurie I. Johansen  -  8,380 Shares
James J. Mindala  -  741,476 Shares
T. Danny Phillips  -  48,500 Shares****
John L. Puls, Jr. and Brandie Puls  -  864,193 Shares
Michael D. Ware  -  42,000 Shares
Paul F. Wutz  -  746,876 Shares

* Includes 102,976 shares owned by entities or individuals under Stockholder's control
** Includes 96,844 shares owned by entities or individuals under Stockholder's control
***   Includes 200 shares owned by individuals under Stockholder's control
****  Includes 7,500 shares owned by individuals under Stockholder's control